UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
Apollo Global Management, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 6, 2025

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Apollo Global Management, Inc. (“AGM”). The Annual Meeting of Stockholders will be held virtually on June 6, 2025 at 9:30 a.m., Eastern Time, for the following purposes:

1.

To elect Marc Beilinson, James Belardi, Jessica Bibliowicz, Gary Cohn, Kerry Murphy Healey, Mitra Hormozi, Pamela Joyner, Scott Kleinman, Brian Leach, Pauline Richards, Marc Rowan, David Simon, Lynn Swann, Patrick Toomey and James Zelter to the Board of Directors of AGM (the “Board of Directors”) as directors, in each case, for a term of one year expiring at the annual meeting of stockholders of AGM to be held in 2026;

2.	To ratify the appointment of Deloitte & Touche LLP as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

Holders of AGM’s common stock, par value $0.00001 per share, of record at the close of business on April 14, 2025 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any postponements or adjournments thereof.

We will furnish proxy materials to our stockholders via the internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders.

Accordingly, we are sending to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2024 via the internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

We will be holding the Annual Meeting of Stockholders in a virtual-only format. By hosting the Annual Meeting of Stockholders via a live webcast, we believe we are able to communicate more effectively with our stockholders and enable increased attendance and participation from locations around the world. In order to attend the meeting, you must register at https://web.viewproxy.com/apollo/2025 by 11:59 p.m., Eastern Time, on June 3, 2025. The meeting can be accessed by using the invitation provided upon registration, where you will be able to listen to the meeting live, submit questions and vote online. We encourage you to access the Annual Meeting of Stockholders before the start time of 9:30 a.m., Eastern Time, on June 6, 2025. Please allow ample time for online check-in, which will begin at 9:00 a.m., Eastern Time, on June 6, 2025. We encourage you to vote your shares prior to the Annual Meeting of Stockholders.

Dated: April 25, 2025

By order of the Board of Directors

/s/ Jessica L. Lomm
Jessica L. Lomm
Secretary

Your vote is important. Regardless of whether you plan to attend the Annual Meeting of Stockholders, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the Annual Meeting of Stockholders. Stockholders of record, or beneficial stockholders named as proxies by their stockholders of record, who attend the meeting may vote their shares personally, even though they have sent in proxies or voted online.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this Proxy Statement, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “target” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words and similar expressions are intended to identify forward-looking statements. Although we believe the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. Forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. We believe such factors include but are not limited to those described under the section entitled “Item 1A. Risk Factors” in our annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other filings with the SEC. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WEBSITE REFERENCES

Website references and their hyperlinks have been provided for convenience only. The content on any referenced websites is not incorporated by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

Apollo Global Management, Inc.

PROXY STATEMENT

Annual Meeting of Stockholders of Apollo Global Management, Inc. to be held on Friday, June 6, 2025

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

Why did I receive these proxy materials?

The Board of Directors (the “Board of Directors”) of Apollo Global Management, Inc. (the “Company” or “AGM” and together with its consolidated subsidiaries, “Apollo”) is soliciting proxies for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on Friday, June 6, 2025 at 9:30 a.m., Eastern Time. The information included in this proxy statement (this “Proxy Statement”) relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers and corporate governance information. Our annual report to stockholders for the fiscal year ended December 31, 2024 (the “Annual Report”) is available to review with this Proxy Statement. We are sending a notice of the Annual Meeting (and, for those who request it, a paper copy of this Proxy Statement and the enclosed form of proxy) to our stockholders on or about April 25, 2025.

What proposals will be voted on at the Annual Meeting?

The two matters scheduled to be voted on at the Annual Meeting are:

1. The election of Marc Beilinson, James Belardi, Jessica Bibliowicz, Gary Cohn, Kerry Murphy Healey, Mitra Hormozi, Pamela Joyner, Scott Kleinman, Brian Leach, Pauline Richards, Marc Rowan, David Simon, Lynn Swann, Patrick Toomey and James Zelter to the Board of Directors as directors, in each case, for a term of one year expiring at the annual meeting of stockholders of AGM to be held in 2026; and

2. The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.

How can I attend the Annual Meeting?

We will be holding the Annual Meeting in a virtual-only format. By hosting the Annual Meeting via a live webcast, we believe we are able to communicate more effectively with our stockholders and enable increased attendance and participation from locations around the world. In order to attend the meeting, you must register at https://web.viewproxy.com/apollo/2025 by 11:59 p.m., Eastern Time, on June 3, 2025. The meeting can be accessed by using the invitation provided upon registration, where you will be able to listen to the meeting live, submit questions and vote online.

Who can vote at the Annual Meeting?

Anyone owning shares of AGM’s common stock, par value $0.00001 per share (“common stock”), of record at the close of business on April 14, 2025, the record date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.

Who is asking me for my vote?

AGM is soliciting your proxy on behalf of the Board of Directors. We will pay the entire cost of this proxy solicitation, including the cost of preparing and sending the Notice of Internet Availability of Proxy Materials (“Notice”) and the Proxy Statement.

What are my voting rights?

Each share of common stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on April 14, 2025, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 571,512,316 shares of common stock outstanding. A list of all record stockholders as of the record date will be available during ordinary business hours at AGM’s principal place of business located at 9 West 57th Street, 42nd Floor, New York, New York 10019, from the Secretary of AGM, at least 10 days before the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of each of the director nominees;

•	FOR the ratification of the appointment of Deloitte as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof, where no choice is specified.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full printed set?

In accordance with the rules of the SEC, AGM is providing access to its proxy materials via the internet. Accordingly, AGM is sending the Notice to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the internet or to request a printed set may be found in the Notice. In addition, stockholders may request a printed set of all future proxy materials.

Where can I view the proxy materials on the internet?

The Notice provides you with instructions on how to:

•	View proxy materials for the Annual Meeting via the internet; and

•	Instruct AGM to send future proxy materials to you by e-mail.

You can view the proxy materials for the Annual Meeting online at https://web.viewproxy.com/apollo/2025.

How do I attend and vote my shares at the virtual Annual Meeting?

In order to attend the meeting, you must register at https://web.viewproxy.com/apollo/2025 by 11:59 p.m., Eastern Time, on June 3, 2025. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. We encourage you to access the meeting before the start time of 9:30 a.m., Eastern Time, on June 6, 2025. Please allow ample time for online check-in, which will begin at 9:00 a.m., Eastern Time, on June 6, 2025.

If you hold shares of common stock as the stockholder of record, you have the right to vote those shares at the Annual Meeting. If you are a beneficial owner and hold shares of common stock in street name, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership and register at https://web.viewproxy.com/apollo/2025 by 11:59 p.m., Eastern Time, on June 3, 2025.

Please follow the instructions at https://web.viewproxy.com/apollo/2025 in order to attend the Annual Meeting and vote your shares during the meeting, whether you hold your shares of record or in street name. You will need the control number provided on the proxy card you received from us (the “Proxy Card”), your voting instruction form or your Notice.

Your vote is important. Even if you plan to attend the virtual Annual Meeting, we encourage you to submit a proxy or voting instructions for your shares as soon as possible in advance, so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

How may I vote my shares without attending the Annual Meeting?

Even if you plan to attend the virtual Annual Meeting, we encourage you to submit a proxy or voting instructions before the Annual Meeting by any method described below:

•

If you received a Notice by mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the Notice. To access the materials and to submit your proxy or voting instructions, you will need the control number provided in the Notice you received in the mail. You may submit your proxy or voting instructions by following the instructions in the Notice or on the proxy voting website.

•

If you received the proxy materials by e-mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the e-mail. To submit your proxy or voting instructions, you will need the control number set forth in the e-mail. You may submit your proxy or voting instructions by following the instructions in the e-mail or on the proxy voting website.

•

If you received the proxy materials by mail: You may submit your proxy or voting instructions by following the instructions provided on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions via the internet or by telephone, you will need the control number provided on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions by mail, please complete, sign and date the Proxy Card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope.

Can I change my vote after I have delivered my proxy?

Yes. You may revoke your proxy at any time before voting concludes at the Annual Meeting by:

•	Providing another proxy, or using any of the available methods for voting, with a later date, before 11:59 p.m., Eastern Time on June 5, 2025;

•	Notifying AGM’s Secretary in writing before 11:59 p.m., Eastern Time on June 5, 2025 that you wish to revoke your proxy; or

•	Voting your shares online at the Annual Meeting.

What is a quorum?

For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the outstanding shares of common stock owned by stockholders on the record date entitled to vote at the meeting, represented in person or by proxy. Broker non-votes (as further described below) and abstentions are counted for purposes of determining whether a quorum is present. We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting or by proxy.

What are broker non-votes and how are they treated for vote purposes?

Under the rules of the New York Stock Exchange (“NYSE”), brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters,” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting for non-routine matters. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present. The election of directors (Proposal 1) is a non-routine matter. Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of Proposal 1. The ratification of the appointment of AGM’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 2).

How are matters presented at the Annual Meeting approved?

The affirmative vote of the majority of the votes cast by the holders of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is needed to elect each person nominated as a director to the Board of Directors (Proposal 1).

The affirmative vote of the majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is needed to approve the proposal to ratify the appointment of Deloitte as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2).

With respect to both of the aforementioned proposals, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1). However, abstentions will have the effect of votes “against” the proposal to ratify the appointment of Deloitte as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2).

Brokers do not have discretion to vote any uninstructed shares on the election of directors (Proposal 1). However, brokers have discretion to vote any uninstructed shares with respect to the proposal to ratify the appointment of Deloitte as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2).

May I vote confidentially?

Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

Who will count the votes?

A representative of Alliance Advisors will count the votes and act as the inspector of election for the Annual Meeting.

How are proxies solicited and what is the cost?

Apollo will pay the entire cost of this proxy solicitation, including the cost of preparing and sending the Notice and the Proxy Statement, if any are required or requested, and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. We have retained Alliance Advisors to aid in the solicitation of proxies, at an estimated cost of $67,500 plus expenses.

What if additional matters are presented at the Annual Meeting?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Whitney Chatterjee, our Chief Legal Officer, and Jessica L. Lomm, our Secretary, to vote on such matters at their discretion.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.

How can I obtain information about AGM?

Copies of our public filings with the SEC are available on our website at ir.apollo.com. Stockholders may also obtain free copies of the public filings made by AGM with the SEC, including financial statements, by visiting our website or by sending a request in writing to Jessica L. Lomm, Secretary, Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

When are stockholder proposals due for consideration at next year’s annual meeting?

Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”), they must be submitted in writing to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, on or before December 26, 2025. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2026 Annual Meeting, an additional notice of any nomination or proposal must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the 2026 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, any such notice by the stockholder to be timely must be received by us not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by AGM.

Our bylaws also contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees up to the greater of two or 20% of the number of directors on the Board of Directors (subject to certain adjustments and other conditions) provided the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. To be timely, a notice of proxy access nomination must be addressed to our Secretary and received by our Secretary (1) no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of stockholders or (2) in the case of such notice for a stockholder nominee who currently serves as a director of AGM, within twenty (20) days after the Board of Directors nominates directors for the next annual meeting.

In addition to satisfying the advance notice procedures in our bylaws and other requirements under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2026.

Why are there references to AAM and AHL in this proxy statement?

On January 1, 2022, Apollo Asset Management, Inc. (f/k/a Apollo Global Management, Inc.), a Delaware corporation (“AAM”), and Athene Holding Ltd., a Delaware corporation (“AHL” or “Athene”), completed the previously announced merger transactions (the “Mergers”) under AGM, pursuant to the Agreement and Plan of Merger, dated as of March 8, 2021. As a result, AAM and AHL became subsidiaries of AGM and AGM is the accounting successor of AAM. Some of the NEOs and members of the current Board of Directors of AGM also serve as directors and/or executive officers of AAM or AHL.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors are elected to one-year terms and hold office until such director’s successor is duly elected and qualified, or, if earlier, until such director’s death or until such director resigns or is removed in the manner set forth in AGM’s bylaws. The term of all directors will expire at our next annual meeting of stockholders.

The Board of Directors currently consists of 17 directors. All of the nominees for re-election to the Board of Directors at the Annual Meeting are members of the current Board of Directors and have been nominated for re-election to the Board of Directors at the Annual Meeting by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee.

Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, did not nominate for re-election to the Board of Directors A.B. Krongard and Michael Ducey. As a result, the Board of Directors reduced the size of the Board of Directors from 17 directors to 15 directors, effective as of the opening of the polls at the Annual Meeting. Also, Jay Clayton, who served as independent Chair of the Board of Directors since March 2021, recently informed the Board of Directors of his intention to assume the role of Interim U.S. Attorney for the Southern District of New York on April 22, 2025 and resign from the AGM Board effective as of April 21, 2025. In recognition of their extraordinary service, dedication and leadership on the Board of Directors, Messrs. Krongard and Ducey will transition into emeritus roles following the Annual Meeting and Mr. Clayton will transition into an emeritus role upon his resignation from the Board of Directors to assume his new role described above. Mr. Krongard and Mr. Ducey will be appointed as a Director Emeritus of AGM and will be invited to observe meetings of the Board of Directors, allowing AGM to continue benefiting from their expertise and strategic guidance in an advisory capacity. Mr. Clayton will be appointed as a Chair Emeritus, but will not perform any services or receive any compensation or benefits due to his U.S. government position.

If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with AGM’s certificate of incorporation.

Our organizational documents provide that, in an uncontested election, each director must receive the majority of the votes cast with respect to that director. If a director does not receive a majority vote, he or she has agreed that he or she will offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee would then make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors would review and act on the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and would publicly disclose its decision and its rationale within 90 days of the certification of the election results. Abstentions and broker non-votes will not be counted for purposes of the election of directors. Brokers do not have discretion to vote any uninstructed shares for the election of directors.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the director nominees listed below.

BOARD OF DIRECTORS

The following table sets forth certain information about our director nominees as of the date of this Proxy Statement. There is no family relationship between any director or executive officer. The Board of Directors provides a process for stockholders to send communications to the Board of Directors. See “Corporate Governance—Communications with the Board of Directors and Audit Committee.” The business address for each nominee for matters regarding AGM is Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

Name	Age	Position(s)
Marc Rowan	62	Chair and Chief Executive Officer
James Belardi	68	Chairman, Chief Executive Officer and Chief Investment Officer of AHL and Director
Scott Kleinman	52	Co-President of AAM and Director
James Zelter	62	President and Director
Gary Cohn	64	Lead Independent Director
Marc Beilinson	66	Director
Jessica Bibliowicz	65	Director
Kerry Murphy Healey	64	Director
Mitra Hormozi	56	Director
Pamela Joyner	67	Director
Brian Leach	66	Director
Pauline Richards	76	Director
David Simon	63	Director
Lynn Swann	73	Director
Patrick Toomey	63	Director

Marc Rowan is a Co-Founder and Chair and Chief Executive Officer of AGM. He currently serves on the boards of directors of AGM and AHL. He is also a member of AGM’s and AHL’s board executive committees. Currently, Mr. Rowan is Chair of the Board of Advisors of the Wharton School of Business at the University of Pennsylvania. In addition, he is involved in public policy and is an initial funder and contributor to the development of the Penn Wharton Budget Model, a nonpartisan research initiative which provides analysis of public policy’s fiscal impact. An active philanthropist and civically engaged, Mr. Rowan is Chair of the Board of UJA-Federation of New York, the world’s largest local philanthropy helping 4.5 million people annually while funding a network of nonprofits in New York, Israel, and 70 countries. He is also a founding member and Chair of Youth Renewal Fund and Vice Chair of Darca, Israel’s top educational network operating 47 schools with over 27,000 students throughout Israel’s most diverse and under-served communities. He is an Executive Committee member of the Civil Society Fellowship, a partnership of ADL and the Aspen Institute, designed to empower the next generation of community leaders and problem solvers. Mr. Rowan graduated summa cum laude from the University of Pennsylvania’s Wharton School of Business with a B.S. and an M.B.A. in Finance. Mr. Rowan’s extensive financial background and expertise in making and managing investments enhance the breadth of experience of AGM’s board of directors.

James Belardi is a member of AGM’s board of directors and a member of the executive committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Belardi is co-founder of AHL, and has served as AHL’s Chairman, Chief Executive Officer and Chief Investment Officer since May 2009. In addition, Mr. Belardi is the founder, Chairman and Chief Executive Officer of Apollo Insurance Solutions Group LP (“ISG”), AHL’s investment manager. He is a member of AHL’s executive committee and ISG’s executive committee. Mr. Belardi is responsible for AHL’s overall strategic direction and management and the day-to-day management of its investment portfolio. Prior to founding AHL and ISG, Mr. Belardi was President of SunAmerica Life Insurance Company and was also Executive Vice President and Chief Investment Officer of AIG Retirement Services, Inc., where he had responsibility for an invested-asset portfolio of $250 billion. He currently serves on the board of directors of ISG, Paulist Productions, where he chairs the investment committee, and Southern California Aquatics. Mr. Belardi swam in the 1976 and 1980 Olympic Swimming Trials and is a nine-time Masters Swimming World Record Holder. Mr. Belardi has a B.A. in economics from Stanford University and an M.B.A. from the University of California, Los Angeles. Mr. Belardi’s demonstrated track record in and deep knowledge of the financial services business, including having founded both AHL and ISG, and his extensive experience in the insurance industry provides immense value to AGM’s and AHL’s board of directors.

Scott Kleinman is a member of AGM’s board of directors and a member of the executive committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Kleinman also served on the AHL board of directors from December 2018 until November 2023. Mr. Kleinman is Co-President of AAM, a private company since September 2023, co-leading AAM’s day-to-day operations, including all of AAM’s revenue-generating businesses and enterprise solutions across its integrated alternative investment platform. He joined the AAM board of directors effective March 2021, and he became Co-Chair in January 2022. Mr. Kleinman joined Apollo six years after its inception in 1996, and he was named Lead Partner for Private Equity in 2009 prior to being named Co-President in 2018. Prior to joining Apollo, Mr. Kleinman was a member of the Investment Banking division at Smith Barney Inc. Mr. Kleinman also currently serves on the board of directors of Athora Holding Ltd. and previously served on the board of directors of Apollo Strategic Growth Capital and Apollo Strategic Growth Capital II. In 2014, Mr. Kleinman founded the Kleinman Center for Energy Policy at the University of Pennsylvania. He is a member of the Board of Advisors at the University of Pennsylvania Stuart Weitzman School of Design. He is also a member of the Board of Advisors of Nature Conservancy New York as well as the Board of Directors of White Plains Hospital, where he co-chaired the COVID-19 Relief Campaign. Mr. Kleinman received a B.A. and B.S. from the University of Pennsylvania and the Wharton School of Business, respectively, graduating magna cum laude, Phi Beta Kappa. Mr. Kleinman’s extensive knowledge of Apollo’s business and expertise in private equity investments enhance the breadth of experience of AGM’s board of directors.

James Zelter is a member of AGM’s board of directors and a member of the executive committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Since January 2025, Mr. Zelter has served as President of AGM, overseeing operating and key strategic initiatives across its asset management and retirement services businesses. Mr. Zelter previously served as a member and Co-Chair of AAM’s board of directors, a private company since September 2023, from March 2021 to January 2025 and from January 2022 to January 2025, respectively. He also served as Co-President of AAM from January 2018 to January 2025, co-leading AAM’s day-to-day operations, including all of AAM’s revenue-generating businesses and enterprise solutions across its integrated alternative investment platform. Mr. Zelter joined Apollo in 2006, and served as the Chief Investment Officer of Apollo’s credit business from 2006 to January 2025. Since 2006, Mr. Zelter has also served in several senior roles at MidCap Financial Investment Corporation (f/k/a Apollo Investment Corporation), a publicly traded vehicle managed by Apollo, and served as a director on its board of directors from 2006 to 2020. Prior to joining Apollo, Mr. Zelter was with Citigroup Inc. and its predecessor companies from 1994 to 2006. From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that he was responsible for Citigroup’s Global High Yield franchise. Prior to joining Citigroup in 1994, Mr. Zelter was a High Yield Trader at Goldman, Sachs & Co. Mr. Zelter has significant experience in global credit markets and has overseen the broad expansion of Apollo’s credit platform. He is a member of the Duke University Board of Trustees and a board member of DUMAC, Inc., the investment management company that oversees the Duke University endowment. Mr. Zelter also serves on the board of directors of the Partnership for New York City, and The Bridge Golf Foundation, as well as the Board of Fellows of Weill Cornell Medicine. Mr. Zelter has a B.A. in Economics from Duke University. Mr. Zelter’s extensive knowledge of Apollo’s business and expertise in credit investments enhances the breadth of experience of AGM’s board of directors.

Gary Cohn is the Lead Independent Director, Chair of the executive committee and Chair of the nominating and corporate governance committee of AGM’s board of directors. He was appointed to the AGM board of directors effective April 21, 2025. Since 2021, Gary Cohn has served as Vice Chairman of IBM, working with the other IBM Executive Leadership Team members on a wide range of business initiatives and external engagement in areas including business development, public advocacy and client relationship management. Mr. Cohn previously served as Assistant to the President for Economic Policy and Director of the National Economic Council from January 2017 to April 2018. As chief economic advisor to the President, Mr. Cohn managed the administration’s economic policy agenda and led the successful effort to grow the U.S. economy, create jobs and increase wages through tax and regulatory reform. Prior to his White House tenure, Mr. Cohn was President and Chief Operating Officer of The Goldman Sachs Group, Inc. from 2006 to 2016. He joined Goldman Sachs in 1990 and held several other leadership positions including Global Co-Head of the Equities and Fixed Income, Currency and Commodities Division. Mr. Cohn is a member of the Systemic Resolution Advisory Committee (SRAC) of the Federal Deposit Insurance Corporation (FDIC). Mr. Cohn also currently serves on a number of boards of directors of several privately held companies. Mr. Cohn is a member of the Board of Trustees of NYU Langone Health, serves as Chairman of the Advisory Board for the NYU Langone Orthopedic Hospital and serves on the Board of Overseers of the NYU Tandon School of Engineering. Mr. Cohn holds a B.S. degree from American University. Mr. Cohn’s extensive experience in the financial services industry and economic and tax policy expertise make him a valuable member of AGM’s board of directors.

Marc Beilinson is as an independent director, Chair of the compensation committee of AGM’s board of directors and a member of the audit committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Beilinson has also served as an independent director of AHL since 2013, and he is the lead independent director and a member of AHL’s conflicts committee and legal and regulatory committee. Mr. Beilinson served on the AHL compensation committee from August 2013 until December 2021. Since August 2011, Mr. Beilinson has been the Managing Director of Beilinson Advisory Group, a financial restructuring and hospitality advisory group that specializes in assisting distressed companies. Most recently, Mr. Beilinson served as Chief Restructuring Officer of Newbury Common Associates LLC (and certain affiliates) from December 2016 to June 2017. Mr. Beilinson previously served as Chief Restructuring Officer of Fisker Automotive from November 2013 to August 2014 and as Chief Restructuring Officer and Chief Executive Officer of Eagle Hospitality Properties Trust, Inc. from August 2011 to December 2014 and Innkeepers USA Trust from November 2008 to March 2012. Mr. Beilinson oversaw the Chapter 11 reorganization of Innkeepers USA, Fisker Automotive and Newbury Common Associates in his interim management roles as the Chief Restructuring Officer of those companies. Mr. Beilinson currently serves on the board of directors of Playtika, where he serves as Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee, as well as the boards of directors of several privately held companies. Mr. Beilinson has previously served on the boards of directors and audit committees of a number of public and privately held companies, including Exela Technologies, Westinghouse Electric, Caesars Acquisition Company, Wyndham International, Inc., Apollo Commercial Real Estate Finance, Inc., Innkeepers USA Trust and Gastar Inc. Mr. Beilinson has a B.A. in political science from the University of California, Los Angeles and a J.D. from the University of California Davis Law School. Mr. Beilinson’s over thirty years of service to the boards of both public and private companies, and his extensive knowledge of legal and compliance issues, including the Sarbanes-Oxley Act of 2002 enhances AGM’s board of directors.

Jessica Bibliowicz is as an independent director and Chair of the audit committee of AGM’s board of directors. She was elected to the AGM board of directors in March 2022. Ms. Bibliowicz also served as an independent director and Chair of the audit committee of the AAM board of directors from March 2022 until September 2023. Ms. Bibliowicz is a successful entrepreneur and organizational leader within financial services with more than 30 years of experience with public and private companies. Notably, she became president and CEO of National Financial Partners (“NFP”), a leading provider of benefits, insurance and asset management services, in 1999 and Chairman of the company’s board in 2003 and took the company public later that year. She continued to serve in both roles until NFP was acquired in 2013. Earlier in her career, Ms. Bibliowicz held senior management positions at Prudential Mutual Funds and Smith Barney Mutual Funds. She is a member of the board of Prudential Insurance Funds and previously served on the board of directors for Sotheby’s until it went private in 2019. Ms. Bibliowicz has served on the Board of Fellows of Weill Cornell Medicine for more than 15 years and is currently Chair and also serves on the Board of Trustees of Cornell University and the Board of Trustees of New York-Presbyterian. Ms. Bibliowicz has a B.S. in government from Cornell University. Ms. Bibliowicz’s extensive business experience and leadership roles at both public and private companies makes her a valuable member of AGM’s board of directors.

Kerry Murphy Healey is an independent director and Chair of the sustainability and corporate responsibility committee of AGM’s board of directors. She was elected to the AGM board of directors in January 2022. Dr. Healey served as an independent director of AAM’s board of directors from March 2021 through December 2021. Dr. Healey was the inaugural president of the Milken Center for Advancing the American Dream in Washington, DC, a position which she held from 2019 to 2022. Dr. Healey served as the President of Babson College from 2013 to 2019 and was elected President Emerita by the trustees of Babson College in 2021. Before coming to Babson, she served with distinction as the 70th lieutenant governor of Massachusetts from 2003 to 2007, where she worked to lead, enact, and implement a wide range of policy and legislative initiatives for the Romney-Healey Administration. In 2008, Dr. Healey was appointed by Secretary of State Condoleezza Rice as a founding member of the Executive Committee of the U.S. State Department’s Public-Private Partnership for Justice Reform in Afghanistan (PJRA), a position to which she was later reappointed by Secretary of State Hillary Clinton. Prior to her public service, Dr. Healey worked for more than a decade as a public policy consultant to the United States Department of Justice for Cambridge-based think tank Abt Associates. Dr. Healey currently serves on the board of directors of Marti Technologies, Inc., where she serves as Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Dr. Healey holds an A.B. in government from Harvard College and a Ph.D. in political science and law from Trinity College, Dublin. She has been a fellow at the Harvard Kennedy School’s Institute of Politics and Harvard’s Center for Public Leadership. She is a member of the Council on Foreign Relations and the Trilateral Commission, and a trustee of the American University of Afghanistan, the American University of Bahrain and Western Governors University. Dr. Healey’s public service experience and her role in government makes her a valuable member of AGM’s board of directors.

Mitra Hormozi is an independent director and a member of the compensation and sustainability and corporate responsibility committees of AGM’s board of directors. She was elected to the AGM board of directors in January 2022, and served as a member of the nominating and corporate governance committee until September 2023. Ms. Hormozi has served as an independent director of AHL since December 2018 and is the chair of AHL’s legal and regulatory committee. Ms. Hormozi is also a director of a number of AHL’s U.S. subsidiaries. Ms. Hormozi previously served on AHL’s compensation committee from 2019 until 2022. Ms. Hormozi has been a partner at Kaplan Martin since July 2024. Ms. Hormozi was a partner at Walden Macht & Haran LLP from January 2020 to June 2024. Ms. Hormozi was Executive Vice President and General Counsel of Revlon, Inc. from April 2015 to July 2019, where she was responsible for overseeing Revlon’s legal affairs worldwide. Earlier in her career, Ms. Hormozi was a federal prosecutor in the Eastern District of New York. She also previously served on the board of directors of Revlon from November 2019 until July 2020. Ms. Hormozi received a B.A. in history from the University of Michigan and a J.D. from the New York University School of Law. Ms. Hormozi’s extensive legal counsel experience provides value to AGM’s board of directors.

Pamela Joyner is an independent director and a member of the nominating and corporate governance committee of AGM’s board of directors. She was elected to the AGM board of directors in January 2022. Ms. Joyner served as an independent director of AAM’s board of directors from March 2021 through December 2021. Ms. Joyner is a founding partner of Avid Partners LLC, a strategic marketing consulting firm. Previously, she held senior positions at Bowman Capital Management LLC and Capital Guardian Trust Company. Ms. Joyner was an independent director of First Republic Bank, a position she held for over 17 years until May 2023. In that time, Ms. Joyner served as chair of First Republic Bank’s investment and compensation committee, and as a member of its governance committee. She is a trustee emeritus of Dartmouth College, Chair Emeritus of the Tate Americas Foundation, and a trustee of the Art Institute of Chicago and J. Paul Getty Trust. She was previously Co-Chair of the San Francisco Ballet Association. Ms. Joyner holds a B.A. from Dartmouth

College, an M.B.A. from Harvard University and an Honorary Degree from Dartmouth College. Ms. Joyner’s extensive business experience and her prior service on the board of a regulated company makes her a valuable member of AGM’s board of directors.

Brian Leach is an independent director and a member of the audit and nominating and corporate governance committees of AGM’s board of directors. He was appointed to AGM’s board of directors effective March 1, 2025. Mr. Leach has served as a director of AHL since August 2016, and is a member of AHL’s risk and audit committees. From 2013 to 2015, Mr. Leach served as Head of Franchise Risk & Strategy at Citigroup with responsibility for managing all of Citibank’s global risk, audit, compliance and strategy. From 2008 to 2012, Mr. Leach served as the Chief Risk Officer of Citibank. In 2005, Mr. Leach, together with several former colleagues from Morgan Stanley, formed Old Lane and from 2005 to 2008, Mr. Leach served as Old Lane’s co-Chief Operating Officer and Chief Risk Officer. Prior to that, Mr. Leach worked his entire post-graduate career at Morgan Stanley encompassing running a successful proprietary trading business and culminating as the Risk Manager of the Institutional Securities Business reporting directly to its President. During his time with Morgan Stanley, Mr. Leach was seconded to Long-Term Capital Management (LTCM) for approximately one year. During that time, he was one of six managers selected by a consortium of 14 global financial institutions to manage the liquidation of LTCM. Mr. Leach serves on the Advisor Investment Committee of Mountain Capital. Mr. Leach has a B.A. in economics from Brown University and an M.B.A. from Harvard Business School. Mr. Leach has been awarded Risk Manager of the Year on two separate occasions: the first by Risk Magazine for his work in restructuring the hedge fund LTCM and the second by the Global Association of Risk Professionals for his work in restructuring Citigroup after the global financial crisis. Mr. Leach’s extensive experience in risk management and financial services makes him a valuable member of AGM’s board of directors.

Pauline Richards is an independent director, a member of the audit committee, and member of the sustainability and corporate responsibility committee of AGM’s board of directors. She was elected to the AGM board of directors in January 2022. Ms. Richards also served as an independent director and a member of the audit committee of AAM’s board of directors from 2011 through September 2023. Ms. Richards served as Chair of the audit committees of AGM and AAM until June 2023. Ms. Richards also served as a member of the conflicts committee of AAM’s board of directors from October 2020 to December 2021. Ms. Richards also serves as a member of the Audit and Governance Committees of the board of directors of Wyndham Hotels and Resorts. Since 2024, Ms. Richards has also served as a director of Generational Reinsurance (ISA) Limited. Ms. Richards previously served on the board of Hamilton Insurance Group, Ltd. from 2013 until March 2024 and on the board of Wyndham Worldwide from 2006 to 2018. Prior to 2008, Ms. Richards served as Director of Development of Saltus Grammar School from 2003 to 2008, as Chief Financial Officer of Lombard Odier Darier Hentsch (Bermuda) Limited from 2001 to 2003, and as Treasurer of Gulf Stream Financial Limited from 1999 to 2000. Ms. Richards graduated from Queen’s University, Ontario, Canada, with a B.A. in psychology and has obtained certification as a CPA, CMA. Ms. Richards’ extensive finance experience and her service on the boards of other public companies adds significant value to AGM’s board of directors.

David Simon is an independent director of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Simon served as an independent director of AAM’s board of directors from June 2021 through December 2021. Mr. Simon is currently Chairman of the Board, CEO and President of Simon Property Group. Mr. Simon has been the CEO of Simon Property Group or its predecessor since 1995 and President of Simon Property Group since February 2019. He served as President of Simon Property Group’s predecessor from 1993 to 1996, and he has served as a director of Simon Property Group or its predecessor since the company’s incorporation in 1993, beginning his role as Chairman in 2007. Previously, Mr. Simon was Vice President of Wasserstein Perella & Company from 1988 to 1990, and an Associate at First Boston Corp. from 1985 to 1988. He is a member and former chairman of the National Association of Real Estate Investment Trusts. He also serves as Chairman of the Supervisory Board of Klépierre S.A., a publicly traded Paris-based European leader in shopping malls. Mr. Simon previously served as Chairman of the Board of Simon Property Group Acquisition Holdings, Inc., a special purpose acquisition company launched by Simon Property Group, from January 2021 through August 5, 2022. Mr. Simon earned a B.S. from the Indiana University Kelley School of

Business and an M.B.A. from Columbia University. Mr. Simon’s decades of experience in financing, deal-making, and real estate, as well as his extensive business experience through his roles as Chairman of the Board, CEO and President of a regulated company, contribute immense value to AGM’s board of directors.

Although Mr. Simon holds positions with Simon Property Group and an associated company, Klépierre, a French public REIT in which Simon Property Group holds a significant stake, Mr. Simon has demonstrated his commitment to fulfilling his duties as an Apollo board member. Since joining Apollo’s Board in June 2021, he has attended 100% of the board meetings of AGM and its predecessor AAM, and he attended AGM’s 2024 Annual Meeting of Stockholders. Given Mr. Simon’s commitment to AGM, his long-service as an executive and board member of Simon Property Group, dating back to 1993, and his role at Klépierre being complementary with Mr. Simon’s duties as Chairman of the Board, CEO and President of Simon Property Group, we believe Mr. Simon is able to dedicate sufficient time, energy and attention to ensure diligent performance of his duties as a member of the Board of Directors, as required by our corporate governance guidelines.

Lynn Swann is an independent director and a member of the compensation committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Swann has also served as an independent director of AHL since September 2020, where he also serves as a member of the legal and regulatory committee. Mr. Swann is president of Swann, Inc., a marketing and consulting firm he founded in 1976. From 2016 to 2019, Mr. Swann served as the Athletic Director of the University of Southern California, where he was responsible for overall administration of 21 women’s and men’s Division I athletic programs at the university. Mr. Swann currently serves on the boards of directors of American Homes 4 Rent, and he has previously served on the boards of a number of publicly-traded, privately-held and non-profit entities, such as Xylem Inc., Evoqua Water Technologies, Fluor Corporation and the Professional Golfers’ Association (PGA) of America. In addition to his extensive executive and board experience, Mr. Swann played nine seasons for the Pittsburgh Steelers and was elected to the Pro Football Hall of Fame in 2001. He also previously worked on-air as a host, reporter and analyst for the American Broadcast Company (ABC-TV) for nearly 30 years and served as chairman of the national board of Big Brothers Big Sisters of America. President George W. Bush appointed Mr. Swann as the Chairman of the President’s Council on Fitness, Sports and Nutrition, where he served from 2002 to 2005. Mr. Swann received a B.A. from the University of Southern California. Mr. Swann’s experience serving on the board of directors of public, private and non-profit entities provides value to AGM’s board of directors.

Patrick Toomey is an independent director and a member of the sustainability and corporate responsibility committee of AGM. He was appointed to the AGM board in March 2023. Senator Toomey represented Pennsylvania in the U.S. Senate from 2011 to 2023, serving on the Senate Banking, Housing, and Urban Affairs; Budget; and Finance Committees, as well as the Joint Economic Committee and the Joint Select Committee on Deficit Reduction. He also chaired the Subcommittee on Financial Institutions and Consumer Protection. Senator Toomey previously served in the U.S. House of Representatives from 1999 to 2005, where he was a member of the House Budget Committee. He began his career in financial services at Chemical Bank and then Morgan, Grenfell & Co. Senator Toomey has a B.A. in political science from Harvard University. Senator Toomey’s experience with economic and tax policy, financial regulation, and budgetary issues, as well his experience in the financial services industry, make him a valuable member of AGM’s board of directors.

Director Qualifications and Attributes

The Board of Directors is composed of individuals with diverse backgrounds and experiences, which together enable the Board of Directors to oversee Company strategy effectively. All of our directors have the following key attributes:

•	Strategic thinking

•	Business judgment

•	Leadership and expertise in their fields
•	Integrity and accountability

•	High performance standards

We believe our directors bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of deep knowledge of the Company’s business and fresh perspectives. The table below summarizes some of the qualifications, experience, skills and attributes of each director nominee. This summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board of Directors and the lack of a mark in a particular area does not necessarily signify a director’s lack of knowledge or skill in such area. Further information on each director is set forth in their biographies beginning on page 9.

	Beilinson	Belardi	Bibliowicz	Cohn	Healey	Hormozi	Joyner	Kleinman	Leach	Richards	Rowan	Simon	Swann	Toomey	Zelter
Skills and Experience
Apollo Business/Industry	●	●	●	●			●	●	●	●	●	●		●	●
Accounting/Audit Committee	●		●						●	●			●
Public Board	●	●	●		●	●	●	●	●	●	●	●	●		●
Senior Executive Leadership	●	●	●	●	●	●		●	●	●	●	●			●
Government/Public Policy				●	●	●							●	●
Financial Literacy	●	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Regulatory/Legal/Compliance	●	●	●	●	●	●		●	●	●	●		●		●
Technology/Cybersecurity/Digital Assets														●
Background
Board Tenure*	3	3	3	<1	4	3	4	4	<1	14	14	4	3	2	4
Gender	M	M	F	M	F	F	F	M	M	F	M	M	M	M	M
Race/Ethnicity
Black/African American							●			●			●
Hispanic/Latin American
Middle Eastern/North African						●
Alaskan Native or American Indian													●
White/Caucasian	●	●	●	●	●			●	●		●	●		●	●

*	Includes tenure on legacy AGM Board of Directors

Required Vote

Our organizational documents provide that, in an uncontested election, each director must receive the majority of the votes cast with respect to that director. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. If a director does not receive a majority vote, he or she has agreed that he or she will offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors would review and act on the resignation taking into account the recommendation of the Nominating and Corporate Governance Committee and would publicly disclose its decision and its rationale within 90 days of the certification of the election results. While shares for which broker non-votes or abstentions occur will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares voted with respect to the election of directors.

CORPORATE GOVERNANCE

We believe our governance and ownership structure positions AGM as an industry leader with best-in-class governance practices. Our corporate governance practices include the following:

Board Structure and Independence

✓ Strong lead independent director or independent board chair

✓ Majority of independent directors on the Board of Directors

✓ More than half of board members are recently appointed independent directors and board has mix of new directors and longer-serving directors

✓ Executive sessions of independent directors led by the lead independent director

✓ All members of audit committee, compensation committee, nominating and corporate governance committee and sustainability and corporate responsibility committee are independent

✓ Annual board and committee self-evaluations

✓ Director access to experts and advisors, both internal and external
Shareholder Rights

✓ Active and ongoing shareholder engagement

✓ One class of common stock outstanding, with each share entitled to one vote

✓ Annual elections for all directors

✓ Majority vote standard for the election of directors in uncontested elections and director resignation policy

✓ Proxy access right

✓ Stockholders with at least 25% ownership able to call special meetings
Other Governance Practices

✓ Code of business conduct and ethics applicable to directors and employees of AGM

✓ Corporate governance guidelines and related person transactions policy aligned with industry best practices

✓ Annual review of committee charters and other corporate governance documents

✓ Meaningful stock ownership guidelines for independent directors and executive officers

✓ Clawback policy for incentive compensation

✓ Director board service policy

Governance Transformation

In recent years, we have made a number of significant enhancements to our governance and ownership structures, including an overhaul of our board governance framework, a transition to a simplified ownership and voting structure and a refresh of our corporate governance documents. The below table summarizes our transformational governance enhancements:

Topic	Prior Practice	Current Practice

Independent Board Leadership	None	IndependentBoard Chair/Lead Independent Director

Controlled Company	Controlled company exempt from NYSE corporate governance rules	– No longer controlled by co-founders – Subject to all NYSE corporate governance rules

Board Independence & Refreshment	4/7 directors were independent	– 11 independent directors added since 2021 – 2/3 majority independent Board (13 of 17 directors are independent)

Governing Body	Executive Committee	Majorityindependent Board

Independent Committees	Independent audit and conflicts committees	4 independent committees: – Audit – Compensation – Nominating and Corporate Governance – Sustainability and Corporate Responsibility

Shareholder Vote	Multiple share classes with limited public voting rights	– Single class of common stock – One share one vote

Proxy Access	None	Proxyaccess right

Director Voting	–Votecontrolled by co–founders –Pluralityvoting standard	– Meaningful voting rights for unaffiliated holders of common stock – Majority voting standard (if uncontested)

Special Meeting	Precluded by controlling interest	Holders of at least 25% have right to call a special meeting

Stock Ownership Guidelines	No stock ownership guidelines	Meaningful stock ownership guidelines for independent directors and executive officers

Board Service Policy	None	New policy on limits to public company board service

Shareholder Engagement	Limited shareholder engagement	Active and ongoing shareholder engagement

Director Independence

Our Board of Directors currently consists of 17 directors. Our Nominating and Corporate Governance Committee recommended, and our Board of Directors determined that Messrs. Beilinson, Clayton, Cohn, Ducey, Krongard, Leach, Simon and Swann, Mses. Bibliowicz, Hormozi, Joyner and Richards, Dr. Healey and Sen. Toomey, are independent under the NYSE rules relating to corporate governance matters and the independence standards described in our corporate governance guidelines. Under our corporate governance guidelines, directors are expected to satisfy the following criteria: (i) dedicate sufficient time, energy and attention to ensure the diligent performance of their duties; (ii) comply with the duties and responsibilities set forth therein and in the bylaws of AGM; (iii) comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation; and (iv) adhere to AGM’s code of business conduct and ethics, including, but not limited to, the policies on conflicts of interest expressed therein and any other Company policies that apply to directors.

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of AGM’s risks. We expect the Board of Directors to regularly review information regarding our credit, liquidity and operations, as well as the risks associated with each. The compensation committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements, the audit committee oversees the management of financial risks and the sustainability and corporate responsibility committee is responsible for overseeing the management of risks relating to corporate responsibility and sustainability matters. While each committee is responsible for overseeing the management of certain risks, the entire Board of Directors is regularly informed through committee reports about such risks. Additionally, the Board of Directors is also responsible for overseeing our cybersecurity risks. Our Chief Security Officer or our Chief Information Security Officer provides annual cybersecurity updates to either our Board of Directors or the Audit Committee.

Our governance framework provides the Board of Directors with the flexibility to select the appropriate leadership structure for Apollo. The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors regularly assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

Following a review of our Board leadership structure and in connection with our recently announced director refreshment, the Nominating and Corporate Governance Committee determined that having Mr. Rowan serve as both Chair and CEO and appointing a strong lead independent director, Mr. Cohn, would be the most effective leadership structure for our Board and Apollo at this time. The current leadership structure is comprised of a combined Board Chair and CEO, a lead independent director, and board committees led by independent directors. The Board of Directors believes this structure effectively balances strong management and appropriate safeguards and oversight by independent directors. Accordingly, the Board of Directors appointed Marc Rowan, our Chief Executive Officer, as Chair, and Gary Cohn as Lead Independent Director of the Board of Directors, with each appointment effective as of April 21, 2025.

Our corporate governance guidelines require that the Board of Directors elect a director to serve as the board chair and when the board chair is not an independent director, our corporate governance guidelines require that the Board of Directors appoint an independent director to serve as lead independent director. As Lead Independent Director, Mr. Cohn has the responsibilities described in our corporate governance guidelines, including (a) presiding at all meetings of the Board of Directors at which the Chair is not present, including executive sessions of the independent directors; (b) serving as liaison between the Board Chair and the independent directors; (c) reviewing and approving materials to be sent to the Board of Directors; (d) approving the meeting agendas for the Board of Directors; (e) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (f) having the authority to call meetings of the independent directors; and (g) if requested by major stockholders, ensuring that he is available for consultation and direct communication.

The composition of the Board of Directors, the tenure of the directors with AGM, the overall experience of the directors and the experience that the directors have had with the Chair and Chief Executive Officer, the Lead Independent Director and the executive management group permit and encourage each member to take an active role in discussions, and each member does actively participate in substantive discussions. We believe that the leadership structure of our current Board of Directors is serving AGM well at this time.

Board of Directors Meetings and Committees

According to AGM’s corporate governance guidelines, directors are expected to use their best efforts to attend the annual meeting of stockholders, meetings of the Board of Directors and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Company also encourages all directors to attend each annual meeting of stockholders. During the Company’s fiscal year ended December 31, 2024, the Board of Directors held four meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during 2024. Fourteen members of the Board of Directors attended the 2024 annual meeting of stockholders.

Except as otherwise provided in our certificate of incorporation, where action is required or permitted to be taken by our Board of Directors or a committee thereof, a majority in voting power of the directors or committee members present at any meeting of our Board of Directors or any committee thereof at which there is a quorum shall be the act of our Board of Directors or such committee, as the case may be. Our Board of Directors or any committee thereof may also act by unanimous written consent.

AGM has five committees of the Board of Directors:

1. Audit Committee

Meetings in 2024: 8	The primary purpose of the Audit Committee is to assist our Board of Directors in overseeing and monitoring:
Jessica Bibliowicz (Chair) Marc Beilinson Brian Leach (since March 1, 2025) Michael Ducey A.B. Krongard Pauline Richards

•  the integrity of the financial statements and other financial information provided to our stockholders, the public, any stock exchange and others;

•  our compliance with legal and regulatory requirements;

•  the qualifications, independence and performance of our independent auditor;

•  the performance of our internal audit function and our system of internal controls; and

•  such other matters as are assigned to the Audit Committee pursuant to our audit committee charter or as mandated under applicable laws, rules and regulations.

Consists of six independent directors.

The Board of Directors has determined that each of the members of the Audit Committee meets the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to the Exchange Act and NYSE rules applicable to audit committees. Furthermore, our Board of Directors has determined that each of Mses. Bibliowicz and Richards and Messrs. Beilinson, Leach, Ducey and Krongard is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Our Audit Committee has a charter that complies with current SEC and NYSE rules that is available on our website at ir.apollo.com under the “Governance, Committees & Documents” section.

2. Compensation Committee

Meetings in 2024: 5	The primary purpose of the Compensation Committee is to oversee:
Marc Beilinson (Chair) Mitra Hormozi Lynn Swann	• Compensation of our executive officers, including AGM’s Chief Executive Officer; and
Consists of three independent directors.

•  Incentive compensation and equity-based plans as further provided in our compensation committee charter.

The Compensation Committee utilizes Semler Brossy Consulting Group, LLC (“Semler Brossy”) as a third-party compensation consultant. See “Executive Compensation—Compensation Discussion & Analysis—Compensation Consultant.”

The Board of Directors has determined that each of the members of the Compensation Committee meets the independence standards for service on a compensation committee of a board of directors pursuant to the NYSE rules applicable to compensation committees.

Our Compensation Committee has a charter that complies with current SEC and NYSE rules that is available on our website at ir.apollo.com under the “Governance, Committees & Documents” section.

3. Executive Committee

The Executive Committee is responsible generally for:
Gary Cohn (Chair since April 21, 2025) James Belardi Jay Clayton (Chair prior to April 21, 2025) Scott Kleinman Marc Rowan James Zelter

•  Managing the affairs of the Board of Directors between its meetings; and

•  Providing guidance to senior management and recommendations to the Board of Directors regarding AGM’s strategic, financial and operating plans and performance, and key employment decisions, in each case, consistent with and subject to applicable law and securities regulations and the fiduciary duties of the Board of Directors.

The Executive Committee’s charter is available on our website at ir.apollo.com under the “Governance, Committees & Documents” section.

4. Nominating and Corporate Governance Committee

Meetings in 2024: 5	The primary purpose of the Nominating and Corporate Governance Committee is to:
Gary Cohn (Chair since April 21, 2025) Jay Clayton (prior to April 21, 2025) Pamela Joyner A.B. Krongard (Chair prior to April 21, 2025) Brian Leach

•  Identify individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors;

•  Recommend to the Board of Directors for approval director nominees, consistent with our director qualifications criteria and any obligations under our contractual arrangements;

•  Review and recommend to the Board of Directors for approval the compensation of independent directors for their service to the Board of Directors;

•  Develop and recommend to the Board of Directors for approval corporate governance guidelines; and

•  Develop processes and procedures for the evaluation of the Board of Directors and its committees, and report to the Board of Directors regarding the results of such evaluation.

Consists of four independent directors.

Our Nominating and Corporate Governance Committee has a charter that complies with current SEC and NYSE rules. Our Nominating and Corporate Governance Committee’s charter is available on our website at ir.apollo.com under the “Governance, Committees & Documents” section.

5. Sustainability and Corporate Responsibility Committee

Kerry Murphy Healey (Chair) Mitra Hormozi	The primary purpose of the Sustainability and Corporate Responsibility Committee is to:
Pauline Richards Patrick Toomey (member since October 1, 2024)

•  Assist the Board of Directors in overseeing our corporate responsibility and sustainability matters, including environmental sustainability and climate, human rights, employee health and safety, and talent management, that may affect our business, strategy, operations, performance or reputation;

•  Monitor and review our government relations strategies and political contributions relating to corporate responsibility and sustainability, as well as philanthropic actions and community initiatives;

•  Consider current and emerging matters relating to corporate responsibility and sustainability; and

•  Review our annual sustainability report and significant public disclosure on corporate responsibility and sustainability matters.

Consists of four independent directors.
Our Sustainability and Corporate Responsibility Committee’s charter is available on our website at ir.apollo.com under the “Governance, Committees & Documents” section.

Identifying and Evaluating Candidates for the Board of Directors

The Nominating and Corporate Governance Committee is responsible for recommending director candidates to the Board of Directors. Nominees for directorship are identified by the Nominating and Corporate Governance Committee in accordance with the criteria set forth below and any other criteria that may be identified by the Board of Directors or a committee of the Board of Directors, if appropriate, and in accordance with the procedures set forth in our corporate governance guidelines.

The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Nominating and Corporate Governance Committee’s assessment of a potential candidate will include an individual’s independence, as well as consideration of age, skills and experience, and a policy of promoting diversity of backgrounds, perspectives and experiences, in the context of the needs of AGM.

The Nominating and Corporate Governance Committee will consider director candidates recommended by AGM’s stockholders, directors, officers and employees and third-party search firms and other sources it deems appropriate. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential candidates. All candidates reviewed by the Nominating and Corporate Governance Committee are evaluated in accordance with the criteria used by the Nominating and Corporate Governance Committee set forth in our corporate governance guidelines, regardless of the source of the recommendation. Stockholders may recommend director candidates by writing to Jessica L. Lomm, Secretary, Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019. As set forth in greater detail in our corporate governance guidelines, the criteria used by the Nominating and Corporate Governance Committee in evaluating director candidates includes: integrity, accountability, judgment, responsibility, high performance standards, financial literacy, commitment and enthusiasm, and courage.

Our certificate of incorporation provides that, except as otherwise provided pursuant to, and subject to the terms and conditions of, the provisions of the Stockholders Agreement, dated as of January 1, 2022, by and among Leon D. Black, Marc J. Rowan, Joshua J. Harris (each a “Former Managing Partner” and collectively, the “Former Managing Partners”) and certain affiliates of the Former Managing Partners (the “Stockholders Agreement”) or any certificate of designation with respect to any potential outstanding series of Preferred Stock relating to the rights of the holders of Preferred Stock to elect additional directors, the Board of Directors shall have the sole power to set the total number of directors which shall constitute the Board of Directors. Our directors are elected at an annual meeting of stockholders in a manner described in our certificate of incorporation and each director elected will hold office until the succeeding meeting after such director’s election and until such director’s successor is duly elected and qualified, or, if earlier, until such director’s death, resignation or removal. Our organizational documents provide that, in an uncontested election, each director must receive the majority of the votes cast with respect to that director. If a director does not receive a majority vote, he or she has agreed that he or she will offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors would review and act on the resignation taking into account the recommendation of the Nominating and Corporate Governance Committee and would publicly disclose its decision and its rationale within 90 days of the certification of the election results.

Pursuant to the Stockholders Agreement, each of the Former Managing Partners has the right to nominate himself (or a designee reasonably acceptable to the Nominating and Corporate Governance Committee) to our Board of Directors, for so long as such Former Managing Partner, together with the members of his family group, beneficially owns at least $400 million in value or 10 million in number of shares of common stock. In the event such nomination right is exercised, AGM will nominate the Former Managing Partner (or his designee reasonably acceptable to the Nominating and Corporate Governance Committee) as part of AGM’s Board of Directors slate for election at the Company’s annual meeting of stockholders. See “Certain Relationships and Related Transactions, and Director Independence–Stockholders Agreement.” Mr. Rowan is a current member of the Board of Directors and has been nominated for election to the Board of Directors. Each of Messrs. Black and Harris, who are not current members of the Board of Directors, has informed us that he has no current intention to exercise his nomination right for himself or a designee. All director candidates are evaluated in accordance with the criteria used by the Nominating and Corporate Governance Committee set forth in our corporate governance guidelines.

Corporate Governance Guidelines

We have corporate governance guidelines that address significant corporate governance policies and procedures by which our Board of Directors carries out its responsibilities. The guidelines are available for viewing on our website at ir.apollo.com under the “Governance, Committees & Documents” section. We will also provide the guidelines, free of charge, to stockholders who request them. Requests should be directed to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

Evaluations of the Board and Committees

Our Board of Directors evaluates its performance and the performance of its committees on an annual basis through an evaluation process overseen by our Nominating and Corporate Governance Committee and depicted below. The Nominating and Corporate Governance Committee discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the Board of Directors or any committee thereof, and subsequently discusses such evaluation results with the Board of Directors.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics, which applies to, among others, our Board of Directors, our principal executive officer, principal financial officer, principal accounting officer and controller. A copy of our code of business conduct and ethics is available on our website at ir.apollo.com under the “Governance, Committees & Documents” section. We intend to disclose any substantive amendment to or waiver of the code of business conduct and ethics on behalf of an executive officer or director either on our website or in a Form 8-K filing.

Human Capital

Apollo’s talent is instrumental to our success as a global alternative asset manager and retirement services provider. Investing in and fostering a modern and inclusive high-performance culture is core to operating our business and delivering positive outcomes for our shareholders and fund investors, and our employee value proposition is designed to engage and develop our talent to deliver maximum impact. We believe our commitment to expanding opportunity across our ecosystem is central to the Apollo business model, an integrated platform which fosters strong collaboration across businesses and functions. Rooted in our core values, we strive to build a culture where all of our people can excel and grow in their careers.

Talent Development

We believe that ongoing professional development is a critical part of our culture at Apollo and an important enabler of our investment process. Because of our entrepreneurial culture, the breadth of our integrated platform, and our reputation for strong investment performance, we believe we can attract, develop and retain top talent. We have development programs in place across a variety of levels which demonstrate our commitment to developing, engaging and retaining our employees. In addition to our training and annual review programs, we have instituted annual employee surveys that measure employee satisfaction and engagement and help evaluate and guide human capital decision-making. We work in partnership with our employees to maintain a strong culture which prioritizes excellence and outperforming expectations to advance our goal of being a modern high-performance workplace that is also a great place to work.

Compensation and Benefits

We work to offer a compelling employee value proposition to reward strong performance and support our employees’ professional development and well-being. Our pay for performance compensation philosophy is designed to reward employees for performance and to align employee interests with the firm’s long-term growth and with our shareholders. All of our employees are granted stock through a range of equity-based compensation programs, including our One Apollo stock program. Our benefits programs are intended to support our employees and their families, and include healthcare, wellness initiatives, retirement programs, paid time off and family leave.

Expanding Opportunity

Apollo is committed to championing opportunity and fostering a culture of excellence where everyone has an opportunity to thrive. We make talent decisions based on the qualities necessary to succeed in our modern high-performance workplace, focusing on skills, experience, and performance that drive results, rather than demographic characteristics or preferences. Reducing individuals to a single trait — whether gender, race, or ethnicity — misses the full picture of their capabilities, contributions, and potential impact. At the same time, we believe that a workforce of extraordinary people from a wide range of backgrounds and viewpoints helps us solve complex problems, drive innovation, and achieve great results over the long term. We are committed to expanding opportunity across our ecosystem – our workplace, in our marketplace, and in the communities where we live and work – to ensure that we attract and grow the best talent and business partners from a wide range of backgrounds, perspectives, and experiences who can perform at the highest levels for Apollo.

Citizenship

Apollo seeks to actively invest in our communities and engage our employees and other stakeholders in meaningful and impactful Citizenship Programs. Apollo offers its employees philanthropic, volunteer, and other forms of engagement to strengthen communities and expand opportunity around the globe. To empower employees to give back, Apollo hosts volunteer events and provides Citizenship Grants for matching gifts and volunteer rewards each year. Apollo is proud to amplify the efforts of employees, supporting the communities in which they live and the causes and organizations of greatest importance to them.

As part of our ongoing commitment to philanthropy, we established a new donor-advised fund (the “Fund”) and contributed Apollo shares with a value of $200 million in 2025. Mr. Rowan will make recommendations in partnership with AGM to donate through the Fund for the next five years.

Apollo Opportunity Foundation

The Apollo Opportunity Foundation was launched in February 2022 to invest in non-profit organizations working to expand opportunity for underrepresented individuals. The Apollo Opportunity Foundation’s mission is to expand opportunity in communities where our employees live and work around the globe by deploying our capital and engaging our people to invest in career education, workforce development and economic empowerment for all. The Apollo Opportunity Foundation seeks to partner with organizations that are championed by our people to advance economic prosperity and expand opportunity for underrepresented individuals.

Sustainable Investing and Corporate Responsibility

At Apollo, we believe that taking all available factors into account can help drive value creation. We have taken an integrated approach to incorporating financially significant environmental, social, and/or governance considerations into how we invest, how we lend, and how we operate our firm globally. Our strategy prioritizes the creation of economic value for our shareholders and addressing the needs of our clients and employees in a responsible way. Corporate responsibility and sustainability matters are reviewed by the sustainability and corporate responsibility committee of AGM’s Board of Directors. We have also adopted several policies, including an Environmental, Health and Safety policy, a Human Rights Policy, and a Supplier Code of Conduct. In addition, we publish on our website an annual sustainability report, which provides further details about our approach to corporate responsibility.

Communications with the Board of Directors and Audit Committee
A stockholder or other interested party who wishes to communicate with our directors, a committee of our Board of Directors, our independent directors as a group or our Board of Directors generally may do so in writing. Any such communications may be sent to our Board of Directors by U.S. mail or overnight delivery and should be directed to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, who will forward them to the intended recipient(s), where appropriate or required. Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors. Notwithstanding the foregoing, the Audit Committee has established procedures to enable anyone who has a concern about AGM’s conduct or about AGM’s accounting, internal accounting controls or auditing matters to communicate those concerns to the chair of the Audit Committee. Such communications may be confidential or anonymous and may be submitted in writing to: Apollo Global Management, Inc., Attn: Chair, Audit Committee of the Board of Directors, 9 West 57th Street, 42
nd
Floor, New York, New York 10019.
Executive Sessions of Independent Directors
The independent directors serving on our Board of Directors meet periodically in executive sessions during the year at regularly scheduled meetings of our Board of Directors. These executive sessions will be presided over by Gary Cohn, our new Lead Independent Director.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers and beneficial holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in such ownership.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our executive officers and directors that no other reports were required, all required reports under Section 16(a) of the Exchange Act of our directors, officers and beneficial holders of more than 10% of our common stock were timely filed since the beginning of 2024, except one filing that was made late on behalf of James Belardi on March 11, 2025, due to an administrative oversight.
Insider Trading Policy for Employees, Officers and Directors
Our Board of Directors has adopted, as part of our insider trading policy, prohibitions against our directors, officers and employees engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of put options or covered calls. In addition, such persons are prohibited from short-selling our securities or engaging in transactions involving other derivatives based on our securities, including options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of our common stock or that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. This prohibition does not include (i) securities granted under our equity incentive plans and (ii) certain Apollo and Athene senior leaders entering into prepaid variable forward contracts or substantially similar transactions and the pledging of shares of our common stock in connection therewith if certain conditions as detailed in our insider trading policy are satisfied. It is also our policy to comply with applicable securities laws concerning trading in our securities on our own behalf.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of our business, we engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations. Some of our directors, executive officers, greater than 5% stockholders, and their immediate family members (each, a “related person”) may be directors, officers, partners, members, employees or stockholders of these entities. We carry out transactions with these entities on customary terms and, in many instances, these related persons may not have knowledge of them. To our knowledge, since January 1, 2024, no related person has had a material interest in any of our ongoing business transactions or relationships except as described in this section.

Stockholders Agreement

On January 1, 2022, we entered into the Stockholders Agreement with the Former Managing Partners and certain affiliates of the Former Managing Partners.

The Stockholders Agreement provides, among other things:

•

Each of the Former Managing Partners has the right to nominate himself (or a designee reasonably acceptable to the Nominating and Corporate Governance Committee, as applicable) to our Board of Directors as part of the director slate of the Board of Directors for election at the Company’s annual meeting of stockholders, for so long as such Former Managing Partner, together with the members of his family group, beneficially owns at least $400 million in value or 10 million in number of shares of common stock (the “Ownership Threshold”);

•

each Former Managing Partner (or his designee, as applicable), will, if requested by the Board of Directors, resign from the Board of Directors in the event that such Former Managing Partner no longer meets the Ownership Threshold;

•

each Former Managing Partner, together with the members of his family group, agrees to vote all of his or their respective shares of common stock in favor of the election of the other Former Managing Partners (or their designees, as applicable);

•

subject to the fiduciary duties of the directors then serving on the Board of Directors, AGM will recommend that its stockholders vote in favor of the Former Managing Partners (or their designees, as applicable) and AGM will otherwise take reasonable action to support their nomination and election (including by filling vacancies on the Board of Directors, if necessary);

•	each Former Managing Partner (but not his designee) will be entitled to a seat on the Executive Committee so long as such Former Managing Partner serves on the Board of Directors;

•	AGM will not make any non-pro rata distributions or payments to any Former Managing Partners without the consent of the other Former Managing Partners;

•

each Former Managing Partner and AGM agree not to take actions inconsistent with the terms of the Stockholders Agreement or in a manner that is discriminatory as to one or more of the Former Managing Partners, and will agree to oppose any such actions if proposed by others;

•

each Former Managing Partner will have customary information rights regarding AGM’s business, so long as such Former Managing Partner, together with the members of his family group, meets an ownership threshold equal to 50% of the Ownership Threshold; and

•

each Former Managing Partner will be entitled to the use of office space at AGM’s offices and administrative and logistics support provided by AGM; provided, that such Former Managing Partner continues to (a) provide services to AGM (other than as a member of the Board of Directors), (b) serve on the Executive Committee or (c) serve as the chair of the Board of Directors or of any committee of the Board of Directors.

The Stockholders Agreement also grants to each Former Managing Partner (and his permitted transferees) the right, under certain circumstances and subject to certain restrictions, to require AGM to register under the Securities Act, shares of common stock held or acquired by them. Under the Stockholders Agreement, each Former Managing Partner (and his permitted transferees) (i) has “demand” registration rights that require AGM to register under the Securities Act the shares of common stock that he (and his permitted transferees) holds or acquires, (ii) may require AGM to make available registration statements permitting sales of shares of common stock he holds or acquires in the market from time to time over an extended period and (iii) has the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by AGM. AGM has agreed to indemnify each Former Managing Partner (and his permitted transferees, together with certain related parties) against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such holder sells shares of common stock, unless such liability arose from the holder’s misstatement or omission, and each Former Managing Partner (and his permitted transferees) has agreed to indemnify AGM against all losses caused by his (or their) misstatements or omissions.

Registration Rights Agreement

On January 1, 2022, AGM entered into a Registration Rights Agreement with Mr. James Zelter and Mr. Scott Kleinman (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, AGM has granted Messrs. Zelter and Kleinman and their permitted transferees the right, under certain circumstances and subject to certain restrictions, to require AGM to register under the Securities Act, shares of common stock held or acquired by them. Under the Registration Rights Agreement, the registration rights holders (i) have “demand” registration rights that require AGM to register under the Securities Act the shares of common stock that they hold or acquire, (ii) may require AGM to make available registration statements permitting sales of shares of common stock they hold or acquire in the market from time to time over an extended period and (iii) have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by AGM. AGM has agreed to indemnify each registration rights holder and certain related parties against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such holder sells shares of common stock, unless such liability arose from the holder’s misstatement or omission, and each registration rights holder has agreed to indemnify AGM against all losses caused by his misstatements or omissions.

Exchange Implementation Agreement

On December 31, 2021, in connection with the restructuring of AAM that occurred prior to the closing of the Mergers (the “AAM restructuring”), AGM and certain other persons entered into an Exchange Implementation Agreement (the “Exchange Implementation Agreement”) with certain holders of Apollo Operating Group (as defined in the amended and restated certificate of incorporation of AGM) units (“AOG Units”). Pursuant to the Exchange Implementation Agreement, such holders of AOG Units exchanged a portion of such AOG Units for shares of common stock concurrently with the consummation of the Mergers. Additionally, under the Exchange Implementation Agreement, on December 31, 2021, the remainder of the AOG Units held by such holders were sold and transferred to APO Corp., a wholly-owned subsidiary of AAM, in exchange for an amount equal to $3.66 multiplied by the total number of AOG Units held by such holders as of immediately prior to the AAM restructuring. Such amount is payable over a period of three years in equal quarterly installments.

Roll-Up Agreements

Pursuant to the Roll-Up Agreements dated as of July 13, 2007, certain of AGM’s current and former employees (the “Contributing Partners”), including Messrs. Kleinman and Zelter received interests in AP Professional Holdings, L.P. (“Holdings”), which we refer to as AOG Units, in exchange for their contribution of assets to the limited partnerships and limited liability companies through which AAM operates its businesses. In connection with the closing of the Mergers, the Roll-Up Agreements were amended to remove all covenants and agreements contained therein other than provisions relating to certain previously consummated roll-up transactions and the litigation cooperation covenant and to add certain matters relating to AAM’s tax receivable agreement.

Amended and Restated Tax Receivable Agreement

Prior to the consummation of the AAM corporate reorganization on January 1, 2022, and subject to certain restrictions, each of the Former Managing Partners and Contributing Partners had the right to exchange the AOG Units that they held through their partnership interests in Holdings (together with the corresponding interest in AAM’s former share of Class B common stock) for AAM’s Class A shares in a taxable exchange. Each of the Apollo Operating Group entities having made an election under Section 754 of the Internal Revenue Code, any such taxable exchanges, as well as acquisitions of units from the Former Managing Partners or Contributing Partners, resulted in an adjustment to the tax basis of a portion of the assets owned by the Apollo Operating Group at the time of the exchange. These taxable exchanges resulted in increases in the tax depreciation and amortization deductions from depreciable and amortizable assets, as well as an increase in the tax basis of other assets, of the Apollo Operating Group that otherwise would not have been available. A portion of these increases in tax depreciation and amortization deductions, as well as the increase in the tax basis of such other assets, will reduce the amount of tax that AAM would otherwise be required to pay in the future.

AAM entered into a tax receivable agreement with the Former Managing Partners and Contributing Partners that provides for the payment by AAM to the Former Managing Partners or Contributing Partners of 85% of the amount of actual cash savings, if any, in U.S. Federal, state, local and foreign income tax that we realize (or are deemed to realize in the case of an early termination payment by us or a change of control) as a result of these increases in tax deductions and tax basis, and certain other tax benefits, including imputed interest expense, related to payments pursuant to the tax receivable agreement. AAM expects to benefit from the remaining 15% of actual cash savings, if any, in income tax that is realized. For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing AAM’s actual income tax liability to the amount of such taxes that it would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of the applicable Apollo Operating Group entity as a result of the transaction and had AAM not entered into the tax receivable agreement. The tax savings achieved may not ensure that AAM has sufficient cash available to pay its tax liability or generate additional distributions to stockholders. Also, we may need to incur additional debt to repay the tax receivable agreement if our cash flow needs are not met. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless AAM exercises the right to terminate the tax receivable agreement by paying an amount based on the present value of payments remaining to be made under the agreement with respect to units that have been exchanged or sold. In May 2022, AAM irrevocably waived its early termination right in the tax receivable agreement.

The Internal Revenue Service (the “IRS”) could challenge AAM’s claim to any increase in the tax basis of the assets owned by the Apollo Operating Group that resulted from the exchanges entered into by the Former Managing Partners or Contributing Partners. The IRS could also challenge any additional tax depreciation and amortization deductions or other tax benefits (including deductions for imputed interest expense associated with payments made under the tax receivable agreement) that AAM claimed as a result of, or in connection with, such increases in the tax basis of such assets. If the IRS were to successfully challenge a tax basis increase or tax benefits AAM previously claimed from a tax basis increase, the Former Managing Partners and Contributing Partners would not be obligated under the tax receivable agreement to reimburse AAM for any payments previously made to them (although any future payments would be adjusted to reflect the result of such challenge). As a result, in certain circumstances, payments could be made to the Former Managing Partners and Contributing Partners under the tax receivable agreement in excess of 85% of AAM’s actual aggregate cash tax savings. In general, estimating the amount of payments that may be made to the Former Managing Partners and Contributing Partners under the tax receivable agreement is by its nature, imprecise, in the absence of an actual transaction, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis and the amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors, including, but not limited to, the timing and amount of our future income.

From January 1, 2024 through December 31, 2024, Apollo made payments totaling $33,740,239 to the Former Managing Partners and Contributing Partners who are executive officers (or to their estate planning vehicles) pursuant to the tax receivable agreement, related to tax benefits treated as realized thereunder by APO Corp. in 2022 and 2023. Those payments included the following amounts: $6,170,938 for Mr. Black, $16,969,592 for Mr. Harris, $10,320,956 for Mr. Rowan and $278,753 for Mr. Kleinman.

Employment Arrangements

Please see the section entitled “Executive Compensation—Employment Agreements” and “—Potential Payments upon Termination or Change in Control” for a description of the employment agreements of our named executive officers who have employment agreements.

In addition, Joshua Black, a son of Leon Black, is currently employed as a Partner in Apollo’s financial institutions group. He is entitled to receive a base salary, incentive compensation and employee benefits comparable to those offered to similarly situated employees of Apollo. He is also eligible to receive an annual performance-based bonus in an amount determined by Apollo in its discretion.

Lock-Up Agreement

On December 9, 2024, Mr. Rowan entered into a lock-up agreement with the Company pursuant to which he agreed not to sell, pledge, dispose or otherwise transfer any Company shares outside of certain previously disclosed contracts for a period of one year, subject to customary exceptions.

Firm Use of Private Aircraft

In the normal course of business, our personnel made use of an aircraft owned as a personal asset by an entity controlled by Mr. Rowan. Mr. Rowan paid for the purchase of the aircraft and bears all operating, personnel and maintenance costs associated with his operation for personal use. Payments by us for the business use of the aircraft by Mr. Rowan and other of our personnel are determined based on a specified hourly rate. From January 1, 2024 through December 31, 2024, Apollo made payments of $1,865,343 for the use of such aircraft owned by an entity controlled by Mr. Rowan.

Apollo Management Holdings, L.P. (“AMH”), a subsidiary of AGM, leases an aircraft from time to time for business use from Bank of Utah, not in its individual capacity but solely as owner trustee (“BOU”), of an aircraft beneficially owned by MarCar 5000 LLC (“MarCar”), a company beneficially owned by Marc Rowan. For its flights under the lease, AMH pays rent to BOU and pays the costs to hire flight crew and operate the aircraft. The agreements were approved by the Conflicts Committee of the AAM Board based on Apollo’s interest in ensuring the safety and security of Mr. Rowan for his business flights for Apollo. AMH also receives a waiver of liability claims from Mr. Rowan, MarCar and BOU. From January 1, 2024 through December 31, 2024, AMH paid rent of $2,734,689 under the lease and paid additional costs of $1,926,368 for flight crew, fuel and operational expenses for its business use of the aircraft.

Investments in Apollo Funds and Other Transactions

Our directors and executive officers are generally permitted to invest their own capital (or capital of estate planning vehicles controlled by them or their immediate family members) directly in the funds and other accounts we manage and affiliated entities or in certain Athene annuity products. In general, such investments are not subject to management fees, and in certain instances, may not be subject to performance fees. In addition, from time to time, our directors and executive officers are offered an opportunity to invest their own capital in vehicles managed by third-party sponsors with which we have a strategic relationship (such investments with third-party sponsors, “Third-Party Sponsored Fund Investments”). Such investment opportunities may not be subject to management fees and/or performance fees. The opportunity to invest in the funds we manage, certain Athene annuity products and such third-party sponsored vehicles in this manner is available to our directors, executive officers and those of our employees (or estate planning vehicles respectively established or controlled by them or their immediate family members) whom we have determined to have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws, as well as certain former directors and employees. As of December 31, 2024, our professionals have committed or invested approximately $1.9 billion of their own capital to Apollo-managed funds.

The amount invested in the funds and other accounts we manage, certain Athene annuity products and in Third-Party Sponsored Fund Investments by our directors, executive officers and certain other related persons (and their immediate family members or estate planning vehicles controlled by them or their immediate family members) from January 1, 2024 through December 31, 2024 was $493,111, $37,484,520, $641,036, $5,616,487, $488,572, $160,007, $79,564, $2,502,380, $1,043,894, $498,224, $1,253,840, $8,141,041, $1,502,581, $16,636, $ 82,371,241, $227,263, $7,348, $2,277,507 and $1,151,356 for Messrs. and Mses. Beilinson, Belardi, Bibliowicz, Black, Chatterjee, Clayton, Ducey, Harris, Hormozi, Joyner, Kelly, Kleinman, Leach, Richards, Rowan, Simon, Toomey, Zelter and Zito respectively. The amount of distributions on these fund and account investments or annuity products, including profits and return of capital to our directors, executive officers and certain other related persons (and, in some cases, their immediate family members or certain estate planning vehicles controlled by them or their immediate family members) from January 1, 2024 through December 31, 2024, was $258,736, $4,471,102, $144,467, $4,770,426, $ 46,673, $46,650, $276,233, $10,387,263, $192,590, $118, $842,703, $7,525,086, $2,619, $74,042, $25,858,452, $25,473, $3,235,736, and $361,008 for Messrs. and Mses. Beilinson, Belardi, Bibliowicz, Black, Chatterjee, Clayton, Ducey, Harris, Hormozi, Joyner, Kelly, Kleinman, Leach, Richards, Rowan, Simon, Zelter and Zito, respectively.

In addition, certain of our subsidiaries engage in syndication activities pursuant to which they syndicate equity and debt financings, loans or other transactions to Apollo clients and co-investors, as well as third parties. Entities affiliated with or controlled by one or more of our executive officers may from time to time participate in one or more of these syndications by acquiring a portion of the syndication, provided that such affiliated entities participate on the same terms and subject to the same conditions, including fees paid to us, as all third parties participating in such syndication, and other required conditions have been satisfied. During 2024, Apollo syndicated approximately $10 million principal amount of loans to an entity controlled by Mr. Rowan. In the year ended December 31, 2024, we received $12.5 million in fees from the related borrowers for the structuring of $1.25 billion and the syndication of $261 million principal amount of loans in the aggregate.

In August 2023, Athene Annuity and Life Company (“AAIA”), a subsidiary of Apollo, made a loan of $95 million to an entity affiliated with Simon Property Group, Inc. (“Simon Property Group”). The loan bears interest at a rate of 6.66%. In the year ended December 31, 2024, AAIA received $6,345,888 in interest from the loan to the Simon Property Group affiliate and there was $93,075,418 aggregate principal amount outstanding under the loan on December 31, 2024. David Simon, one of AGM’s independent directors, is the Chairman, CEO and President of Simon Property Group and a significant stockholder of Simon Property Group.

From time to time, related persons may purchase securities issued by Apollo or its affiliates in a public offering at the same price and on the same terms as other purchasers.

From time to time in the ordinary course of business, funds, accounts or other vehicles for which Apollo provides investment management or advisory services may acquire debt and equity securities issued by related persons or their affiliates, in open market transactions and may receive dividends, interest payments or other fees on such securities and transactions. In addition, from time to time in the ordinary course of business, Apollo, or funds, accounts or other vehicles for which Apollo provides investment management or advisory services, may acquire or manage assets pertaining to pension group annuities, which assets may include securities issued by related persons or their affiliates.

Sub-Advisory Arrangements and Strategic Investment Accounts

From time to time, we have entered into sub-advisory arrangements with, or established strategic investment accounts for, certain of our directors and executive officers or vehicles they manage. Such arrangements have been approved in advance in accordance with our policy regarding transactions with related persons. In addition, such sub-advisory arrangements or strategic investment accounts have been entered into with, or advised by, an Apollo entity serving as investment advisor registered under the Investment Advisers Act of 1940, as amended, and any fee arrangements, if applicable, have been on an arms-length basis. The amount of such fees paid to us by our directors, executive officers and certain other related persons or vehicles they manage from January 1, 2024 through December 31, 2024 was $41,684 for Mr. Rowan.

Acquisition of ADIP Limited Partnership Interests

Effective October 1, 2024, Athene Life Re Ltd. (“ALRe”), a subsidiary of Athene and AGM, consummated a tender offer for certain limited partnership interest in a series of funds that comprise the Apollo/Athene Dedicated Investment Program (“ADIP”). As part of the tender offer, ALRe purchased ADIP limited partnership interests held by an entity controlled by James Belardi for $4,193,938.

Indemnification of Directors, Officers and Others

Under our certificate of incorporation, in most circumstances we will be obligated to indemnify the following persons, to the fullest extent permitted by applicable law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts: AAM’s Former Manager; any Affiliate of AAM’s Former Manager; any member, partner, Tax Matters Partner, Partnership Representative, officer, director, employee, agent, fiduciary or trustee of any Corporate Group Member (each as defined in our certificate of incorporation), AAM’s Former Manager or any of its respective Affiliates; any Person who was serving at the request of AAM’s Former Manager or any of its respective Affiliates as an officer, director, employee, member, partner, Tax Matters Partner, Partnership Representative, agent, fiduciary or trustee of another Person; provided, that a Person shall not be included by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and any person that our Board of Directors in its sole discretion designates as an “Indemnified Person” as permitted by applicable law. Subject to certain conditions and exceptions described in our certificate of incorporation, we may be required, from time to time, to advance expenses (including legal fees and expenses) that are incurred by indemnified persons, in appearing at, participating in or defending such indemnifiable claims, demands, actions, suits or proceedings prior to a final and non-appealable determination that the indemnified person is not entitled to be indemnified.

We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our certificate of incorporation.

We have entered into indemnification agreements with each of our directors, executive officers and certain of our employees which set forth the obligations described above.

We have also agreed to indemnify each of the Former Managing Partners and certain Contributing Partners, including executive officers Messrs. Kleinman and Zelter, against certain amounts that they are required to pay in connection with a general partner obligation for the return of previously made performance fee distributions in respect of Apollo Investment Fund IV, L.P. and its parallel fund, Apollo Investment Fund V, L.P. and its parallel funds and alternative investment vehicles, and Apollo Investment Fund VI, L.P. and its parallel funds and alternative investment vehicles.

We also currently maintain liability insurance for our directors and officers.

Statement of Policy Regarding Transactions with Related Persons

We have adopted a written Related Person Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all material related person transactions by the Audit Committee. In accordance with the policy, the Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest.

The policy requires that notice of a proposed related person transaction be provided to AGM’s Chief Legal Officer prior to entry into such transaction. If the Chief Legal Officer determines that such transaction is a related person transaction and does not fall within certain categories of pre-approved transactions listed in our policy, the proposed transaction will be submitted to our Audit Committee for consideration or in certain instances, to the Audit Committee Chair. Under the policy, our Audit Committee or the Audit Committee Chair may approve only those related person transactions that are in, or not inconsistent with, AGM’s best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction (provided that an interested director is required to be recused from such determination). The policy provides that no member of the Audit Committee shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. We make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

EXECUTIVE OFFICERS

The names of the current executive officers of AGM (and their respective ages as of the date of this Proxy Statement) are set forth below.

Name	Age	Position(s)
Marc Rowan	62	Chair and Chief Executive Officer
James Belardi	68	Chairman, Chief Executive Officer and Chief Investment Officer of AHL and Director
Scott Kleinman	52	Co-President of AAM and Director
James Zelter	62	President and Director
Martin Kelly	57	Chief Financial Officer
Whitney Chatterjee	50	Chief Legal Officer
John Zito	44	Co-President of AAM

Martin Kelly. Mr. Kelly joined Apollo in 2012 and serves as the Chief Financial Officer of AGM. Mr. Kelly served as Chief Financial Officer of AAM from September 2012 through February 2022. From January 2019 through December 2021, Mr. Kelly also served as our Co-Chief Operating Officer. From 2008 to 2012, Mr. Kelly was with Barclays Capital and, from 2000 to 2008, Mr. Kelly was with Lehman Brothers Holdings Inc. Prior to departing Barclays Capital, Mr. Kelly served as Managing Director, CFO of the Americas, and Global Head of Financial Control for their Corporate and Investment Bank. Prior to joining Lehman Brothers in 2000, Mr. Kelly spent 13 years with PricewaterhouseCoopers LLP, including serving in the Financial Services Group in New York from 1994 to 2000. Mr. Kelly was appointed a Partner of the firm in 1999. Mr. Kelly serves as a trustee of The Hotchkiss School and as a member of the board of directors of the U.S. Olympic and Paralympic Foundation. Mr. Kelly received a degree in Commerce, majoring in Finance and Accounting, from the University of New South Wales.

Whitney Chatterjee. Ms. Chatterjee serves as Partner and AGM’s Chief Legal Officer, where she oversees and manages its legal and compliance team and serves on the firm’s leadership team. Prior to joining Apollo in 2023, Ms. Chatterjee spent over 20 years at Sullivan & Cromwell LLP where she most recently served as a Partner in the Financial Services Group and Head of the Investment Management practice. She has extensive experience counseling investment managers to public and private funds, independent directors and trustees, fund sponsors, private investment funds and financial services companies on a wide variety of matters, including transactional, fund formation, regulatory, compliance and corporate governance matters. While at Sullivan & Cromwell LLP, Ms. Chatterjee collaborated with clients and investment management industry groups on significant legislative and regulatory developments affecting the asset management industry. Ms. Chatterjee received her J.D. from Columbia Law School and her B.A. from Hamilton College.

John Zito. Mr. Zito is Co-President of AAM, co-leading all investing activity and day-to-day management of AAM’s asset management business. Mr. Zito is also the Head of Credit and a member of Apollo’s Leadership Team. Prior to joining Apollo in 2012, Mr. Zito served as a managing director and portfolio manager at Brencourt Advisors and previously spent five years as a portfolio manager at Veritas Fund Group. Mr. Zito is a Chartered Financial Analyst charter holder and he graduated cum laude from Amherst College with an AB in economics.

The biographical information for Messrs. Rowan, Belardi, Kleinman and Zelter is set forth above under “Board of Directors.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Background

The following Compensation Discussion and Analysis (“CD&A”) reports on the compensation of our “named executive officers” or “NEOs” during 2024. This includes our CEO, CFO and our three most highly compensated executive officers, as follows:

Name	Title in 2024
Marc Rowan	Chief Executive Officer and Director
Martin Kelly	Chief Financial Officer
Scott Kleinman	Co-President and Co-Chair of AAM and Director
James Belardi	Chairman, Chief Executive Officer and Chief Investment Officer of AHL and Director
Whitney Chatterjee	Chief Legal Officer

Financial Performance Highlights in 20241

2024 was a very successful year of growth and execution for Apollo, highlighted by strong performance across various key performance measures. In the Asset Management business, we generated record Fee Related Earnings, which increased by 17% to $2.1 billion for the full year of 2024, driven by strong growth in fee related revenues and disciplined expense growth. In Retirement Services, we generated $3.2 billion of Spread Related Earnings in 2024, driven by robust organic growth. Our executive officers, who have deep experience in our industry, have helped build a best-in-class business with $751 billion of assets under management as of year-end 2024, increasing 15% from the prior year. In October 2024, we presented a new five-year plan at our Investor Day, which targets doubling the size of our business as we penetrate vast addressable markets. Finally, in recognition of our differentiated strategy, remarkable growth and institutionalization as a public company, Apollo was added to the S&P 500 Index in December 2024. Since we listed on the NYSE in 2011, our market cap has grown from approximately $2 billion to more than $100 billion as of 2024.

We believe that this strong financial performance helped drive strong stock performance. APO reached $165.16 per share at year-end, translating to an 80% total return over the course of 2024 and outperforming the S&P 500 Index by 55% over the comparable period. This result supports our long-term track record of driving outperformance for stockholders.

[1]	Please see Annex A for the definitions of financial terms used herein.

2024 BUSINESS HIGHLIGHTS

Meaningful Progress on Our Three Strategic Growth Pillars
Origination ➣ Origination volume totaled $222 billion in 2024 with platforms and high grade capital solutions contributing more than half of total origination volume for the full year

Global Wealth

➣ Raised a record $12 billion of capital during 2024 from a combination of successful product launches, ongoing distribution expansion, and continued education focused on providing solutions for individual investors

Capital Solutions

➣ Record full-year capital solution fees of $668 million demonstrates Apollo’s growing capabilities to provide scaled, flexible capital solutions and asset origination to an increasing number of clients

Strategically Allocated Capital to Drive Stockholder Value
Buybacks ➣ Repurchased more than $1.2 billion of common stock in 2024, including $501 million of opportunistic share repurchases
Dividends ➣ Distributed more than $1 billion of common stock dividends in 2024

Strong Execution Across Key Performance Indicators

Compensation Philosophy

Our principal compensation philosophy is to align the long-term interests of our named executive officers and other key employees with those of our stockholders and investors in the funds we manage. This alignment is achieved through direct beneficial ownership of common stock, participation in performance fees, personal investments in our funds, and equity-based compensation subject to vesting. Our compensation program includes significant elements that mitigate excessive risk-taking, link the compensation of our professionals to our long-term performance, and encourage a firmwide orientation. Additionally, our policies, which include recoupment provisions, stock ownership guidelines, and restrictions on excessive risk-taking, further ensure that compensation practices support sustainable value creation for our stockholders and fund investors. Our programs are designed to enable us to attract and retain outstanding professionals in our highly competitive market for talent.

Corporate Governance Practices

Our Board of Directors consists of a majority of independent directors and a lead independent director, with fully independent audit, compensation, governance, and sustainability committees, and holds annual elections for all directors with a majority vote standard in uncontested elections. Compensation decisions for our named executive officers are consistent with our compensation philosophy and are reviewed by our independent Compensation Committee. The Compensation Committee meets at least quarterly each year, operates pursuant to a written Compensation Committee Charter, and retains an independent compensation consultant.

In the event of a financial restatement under which the executive officers received more incentive compensation based on the original financials than they would have received under the restatement, the excess amounts received would be required to be recovered under our executive officer compensation recoupment policy. This recoupment policy is in addition to our recoupment policy that applies to all employees, including executive officers, and relates to detrimental conduct.

In addition, Semler Brossy Consulting Group, LLC (“Semler Brossy”), the independent compensation consultant that advises our Compensation Committee, conducts an annual compensation-related risk review for the Compensation Committee. For 2024, Semler Brossy reaffirmed that our compensation practices and policies are not reasonably likely to have a material adverse impact on the Company. The Compensation Committee reviewed these findings and discussed them with Semler Brossy.

Compensation Practices Specific to Our Company and Industry

The design of our compensation program is intended to support our business objectives as well as align pay with performance and attract and retain the most qualified and energized talent to spend the entirety of their careers at Apollo.

Similar to other companies in the alternative asset management industry, a portion of our employees’ compensation is often tied directly to the funds we manage in the form of carried interest (or other performance fees), also known as “carry.”

The payment of performance fees is market practice at alternative asset management firms and creates direct alignment among investment professionals, stockholders and fund investors because payments are not made unless a specified performance return hurdle is achieved. Performance fees reduce the cash element of annual variable compensation in favor of pay tied to long-term performance. Additionally, performance fees help promote organic growth in investment management fees, a key driver of long-term stockholder value. Performance fees require successful fundraising and strong fund investment performance, which in turn support future fundraising and growth in earnings from investment management. We generally make payments in respect of performance fee allocations to our employees only after profitable investments have actually been realized. Similarly, for the funds that pay performance fees in the form of incentive fees, employees receive distributions of such fees only after the fund has appreciated in value (typically above a specified level) during the applicable period. Many of the funds we manage allow for the return of performance fees that were distributed (generally net of tax) to AGM or our employees if that fund fails to achieve a specified return. As such, not only are the majority of performance fee allocation rights paid to executives tied to the achievement of measurable performance objectives, but distributions may be subject to repayment if performance declines. This helps to ensure that our professionals take a long-term view that is consistent with the interests of the Company, our stockholders and the investors in the funds we manage.

Our named executive officers who do not receive performance fee distributions are aligned with investors through their significant shareholdings, as well as their personal investments in our funds. Our named executive officers and other professionals who receive rights to performance fees from the funds we manage are generally required to invest their own capital in the funds on which they work (with some exceptions) in amounts that are proportionate to the size of their participation in performance fees. We believe that these investments, in addition to our executives’ equity holdings, help to ensure that our executives have capital at risk and reinforce the linkage between executives’ economic interests and the success of the funds we manage, as well as the success of the Company. More detail regarding our executives’ investments in our funds is described under “Certain Relationships and Related Transactions, and Director Independence.”

What We Do		What We Don’t Do

☑	Align pay with performance, with an emphasis on variable compensation, long-term stock ownership, and participation in performance fee income	☒	No new compensation in 2024 for AAM Co-President Scott Kleinman, other than base salary, per his 2021 compensation arrangement

☑	Align NEOs with stockholders and investors through:	☒	Our compensation programs do not encourage imprudent risk taking

What We Do		What We Don’t Do

	– Equity ownership and participation in performance fee income	☒	No significant retirement or pension benefits

	– Significant personal investments in AGM common stock and Apollo funds	☒	No single-trigger change in control severance payments

	– Non-compete and non-solicit covenants	☒	No excise tax gross-ups

☑	Meaningful share ownership guidelines covering all NEOs

☑	Maintain recoupment policies that provide for the recovery of equity-based awards and other incentive compensation if an employee engages in a detrimental activity (applies to employees generally) and as otherwise required by law, including financial restatement (applies to all NEOs)

☑	Engage proactively with stockholders and other stakeholders

☑	Include only independent directors on the Compensation Committee

☑	Compensation Committee retains an independent compensation consultant

Stockholder Advisory Vote Regarding Executive Compensation

In 2020, our stockholders approved a triennial schedule for the say-on-pay advisory vote, which we adopted as our practice. Consistent with that schedule, we held a say-on-pay advisory vote at our 2023 annual meeting, which received 84% approval by stockholders represented in person or by proxy at the meeting. The results of the vote indicate that our stockholders generally support our compensation decisions and we continue to engage with stockholders with respect to compensation and governance matters. Our next say-on-pay advisory vote will occur in 2026.

Stockholder Outreach

We regularly seek input from stockholders throughout the year on a wide variety of topics, including financial and operating performance, business strategy, corporate governance, and executive compensation matters. During 2024, we engaged with stockholders who represented in the aggregate more than 65% of our outstanding shares of common stock. These included 18 of our 25 largest institutional stockholders, who held approximately 30% of our outstanding shares of common stock as of December 31, 2024. Specific feedback from these interactions was shared with Apollo’s management team and Board of Directors, as appropriate. In 2025, we and certain of our directors met with a major stockholder advisory firm to understand its perspective on our programs and best practices in executive compensation programs. Key areas of stockholder feedback are highlighted below.

•

Our investors were generally supportive of our compensation program, acknowledging Apollo’s governance enhancements and recognizing that our industry-specific pay structures, including the absence of an artificial cap on performance fee distributions, drive performance, align with market practices, and promote strong returns for stockholders.

•	Expressed support for our use of carried interest-based compensation given its strong alignment with long-term performance.

•	Valued the transparency of our proxy disclosure and clear explanation of how pay is aligned with performance.

•	Acknowledged the context for Mr. Belardi’s compensation structure as a founder equity interest.

Given the overall nature of the stockholder feedback, we did not make any substantial changes to our compensation programs in 2024. In addition to direct feedback from stockholders, the Board of Directors considers a variety of stakeholder viewpoints including investor policies and perspectives. The Board and its Committees have adopted numerous stockholder-friendly corporate governance and compensation risk-mitigating features that we believe align with market best practice. These are summarized at the beginning of the Corporate Governance section above.

General Compensation Philosophy

Alignment of Interests with Investors and Stockholders. Our principal compensation philosophy is to align the long-term interests of our named executive officers and other key employees with those of our stockholders and investors in the funds we manage. This alignment, which we believe is a key driver of our success, has been achieved principally by our professionals’ direct beneficial ownership of common stock, their rights to receive a portion of the performance fees earned from the funds we manage or to receive compensation based on the level of performance fees earned, the direct investment by our professionals in the funds we manage and our practice of paying a portion of annual compensation in the form of equity-based grants that are subject to vesting.

Long-Term Performance and Commitment. Most of our professionals (including Messrs. Kelly and Belardi) are issued RSUs as part of their year-end variable compensation which provide rights to receive shares of common stock and, in some instances, dividend equivalents on those shares. Ms. Chatterjee was also issued RSUs in connection with the commencement of her employment in 2023. The portion of the variable compensation paid as RSUs increases as the employee’s total compensation increases. The vesting, delayed liquidity and restrictive covenants (including forfeiture upon competition) features of these awards and, for certain executives (including all named executive officers), the application of our executive share ownership guidelines to these awards, contribute to our professionals’ focus on long-term performance while enhancing our retention of these professionals. Certain RSUs granted to our named executive officers and professionals vest based on both the executives’ continued service and the achievement of performance fee hurdles, within prescribed periods, sufficient to cover the associated equity-based compensation expense. We believe these performance measures help to promote the interests of our stockholders and investors in the funds we manage by making the vesting of these RSUs contingent on the realization and distribution of profits on such funds. By requiring our named executive officers to be subject to non-competition, non-solicitation, confidentiality and other limitations on behavior described below under “Potential Payments upon Termination or Change in Control,” we further reinforce our commitment to fiduciary protection of our stockholders and the investors in the funds we manage.

Significant Personal Investment. Our named executive officers and other professionals generally make significant personal investments in the funds we manage (as more fully described under “Certain Relationships and Related Transactions, and Director Independence”), either directly or indirectly, and our named executive officers and other professionals who receive rights to performance fees (excluding rights in respect of non-drawdown-style funds and certain pooled performance fee vehicles) from the funds we manage are generally required to invest their own capital in the funds on which they work, in amounts that are proportionate to the size of their participation in performance fees. We believe that these investments help to ensure that our professionals have capital at risk and reinforce the linkage between the success of the funds we manage, the success of the Company and the amounts earned by our professionals. Our eligible professionals are generally permitted to invest in the funds we manage free of management fees and, in certain instances, performance fees. These opportunities further align our employees with the investors in the funds we manage and our stockholders, encourage our professionals to work across the integrated asset management platform and bolster links among our various businesses.

Discouragement of Excessive Risk-Taking. Semler Brossy conducts an annual compensation-related risk review for the Compensation Committee. For 2024, Semler Brossy reaffirmed that our compensation practices and policies are not reasonably likely to have a material adverse impact on the Company. The Compensation Committee reviewed these findings and discussed them with Semler Brossy. The following features illustrate how our governance practices and overall compensation program include significant elements that holistically discourage excessive risk-taking while aligning the compensation of our professionals with our long-term performance and the promotion of an ownership mindset:

•

RSU Features. A portion of our employees’ annual incentive compensation above a specified threshold is paid in the form of RSUs that are subject to vesting. Certain other RSU awards are subject to the achievement of performance fee hurdles within prescribed periods or delayed vesting and delivery. In addition, the percentage of our employees’ total compensation that is paid in the form of equity increases as the employee’s total compensation increases. These features reinforce employee focus on the Company’s long-term performance and enhance alignment with our stockholders.

•

Performance Fee Practices. Carried interest grants are generally subject to multi-year vesting, and we generally make payments in respect of performance fee allocations to our employees only after profitable investments have actually been realized. Performance fee compensation is therefore typically at risk for the entire life of the fund, which tends to be substantially longer than the three- to five-year performance periods that typically apply to performance-based compensation. Similarly, for funds that pay performance fees in the form of incentive fees, employees receive distributions of such fees only after the fund has appreciated in value (typically above a specified level) during the applicable period. This helps to ensure that our professionals take a long-term view that is consistent with the interests of the Company, our stockholders and the investors in the funds we manage. Additionally, the amount of carried interest paid is generally determined by fund performance as a whole, instead of a single investment, which more closely aligns our professionals with our fund investors and stockholders. Moreover, if a drawdown-style fund fails to achieve specified investment returns due to diminished performance of later investments, our performance fee program relating to that fund generally permits, for the benefit of the limited partner investors in that fund, the return of performance fee distributions (generally net of tax) previously made to us or our employees. This discourages short-term gains at the expense of longer-term performance and prioritizes returning capital to investors before paying employees. Our general requirement that our professionals who hold direct performance fee rights in our drawdown-style funds invest their own capital in those funds further aligns the interests of our professionals, fund investors and stockholders, and discourages excessive risk-taking because our professionals’ own capital is also at risk.

•

Recoupment Policies. We have two recoupment policies, which encourage compliance with our policies and discourage activities detrimental to the Company. The recoupment policies provide for the recovery of equity-based awards and other incentive compensation if an employee engages in a detrimental activity or, in the case of a financial restatement, a current or former executive officer receives compensation in excess of what such executive would have been entitled to if calculated based on the restated amounts.

•

Stock Ownership Guidelines. The minimum retained ownership requirements prescribed under our executive share ownership guidelines discourage excessive risk-taking because the value of the shares held is tied directly to the long-term performance of shares of common stock.

•

No Single-Trigger Vesting or Excise Tax Gross-Ups. The absence of single-trigger features in our equity awards (which would trigger vesting in the event of a change in control) and the absence of golden parachute excise tax gross-ups reduce risk by limiting the amount of compensation that executives stand to gain on a significant corporate transaction.

Fiscal 2024 Compensation for Named Executive Officers

Consistent with our emphasis on alignment of interests with our stockholders and fund investors, compensation elements tied to the performance of shares of our common stock, the profitability of our different businesses and the profitability of the funds that we manage are the primary means of compensating our named executive officers.

The Compensation Committee has decision-making authority for the compensation of our named executive officers. In 2024, Messrs. Rowan and Kleinman received only nominal base salaries and no new equity grants or new rights to incentive payments or distributions. Please note that under SEC technical reporting rules, distributions on existing partnership interests (including Mr. Kleinman’s vested partnership interests, which were granted to him before 2022) are reported in the Summary Compensation Table below.

In 2024, the Compensation Committee reaffirmed a peer group consisting of Ares, BlackRock, Blackstone, Brookfield Asset Management, Carlyle, Goldman Sachs, KKR, Morgan Stanley, TPG and T. Rowe Price. The group was determined in consultation with Semler Brossy, after considering factors such as industry (including asset management firms, investment banks and diversified portfolio managers), business model relevance, size (including assets under management and market capitalization), firms with which we compete for talent, and peers of peers. As part of this process, we reviewed assets under management, market capitalization, and business mix, with a focus on alternative asset managers and large investment banks with an asset management business. The composition of our peer group is reviewed annually by the Compensation Committee in consultation with Semler Brossy.

The key elements of the compensation of our named executive officers during fiscal year 2024 are described below.

Annual Salary. Each of our named executive officers receives an annual salary. The 2024 base salaries of our named executive officers are set forth in the Summary Compensation Table below. Messrs. Rowan and Kleinman receive an annual base salary of $100,000. In general, the other NEOs’ base salaries are based on market practice, including higher fixed compensation for individuals in control functions to reinforce their focus on risk management.

Performance Fees. As announced in November 2023, we target sharing 65% to 75% of the performance fees that are earned from investment funds we manage with Apollo employees across all groups, in connection with our efforts to shift our compensation mix for senior employees generally, toward greater performance fee income. The portion of performance fees not allocated to our employees remains with Apollo for reinvestment in our businesses or may be returned to our stockholders through dividends or share repurchases. Performance fee entitlements with respect to the funds we manage confer rights to participate in distributions made to investors following the realization of an investment or receipt of operating profit from an investment by the fund, provided the fund has attained the applicable performance return hurdle for that fund. Performance fees earned generally constitute 20% or less of the profits realized on the investment funds we manage, once the specified performance return hurdle is achieved, with our employees receiving their allocable share of the performance fees, and the remaining profits being distributed to our fund investors. Our longtime practice of paying performance fees is consistent with market practice at alternative asset management firms and has recently been adopted or expanded by certain members of our peer group. It creates direct alignment among investment professionals, stockholders and fund investors because payments are not made unless the specified performance return hurdle is achieved. Distributions of performance fees from limited life funds are typically subject to contingent repayment (generally net of tax) if the fund fails to achieve specified investment returns (for example, an 8% preferred return for most of the investments we manage) due to diminished performance of later investments. Distributions of operating profit earned from funds that are not designed to have a limited life are generally not subject to contingent repayment. The actual gross amount of performance fees available for distribution is a function of the performance of the applicable fund and these distributions can fluctuate significantly from year to year, particularly for limited life funds that make a relatively small number of investments and may dispose of several of them in one year but none in other years. We believe that our participating named executive officers’ eligibility for performance fees generated by the funds we manage aligns their interests with those of our stockholders and fund investors. The value of our participating employees’ performance fee entitlements increases as the profit earned by the investment fund increases, and we believe that the lack of an artificial cap on this growth is both industry standard and important to aligning our employees with our fund investors. We currently have two principal types of performance fee programs, which we refer to as “dedicated” and “incentive pool.”

Performance Fees: Dedicated. Messrs. Kelly, Kleinman and Belardi have historically been awarded rights to participate in a dedicated percentage of the performance fee income earned by the general partners of certain funds which we manage, but Messrs. Belardi and Kleinman do not receive new performance fee awards. In 2024, Messrs. Kelly and Kleinman, and Ms. Chatterjee, received distributions on vested dedicated performance fee rights (for Mr. Kleinman, all such rights were granted to him prior to 2022). Dedicated performance fee rights in the private equity funds we manage are typically subject to vesting conditions, which rewards long-term commitment to the Company, thereby enhancing the alignment of participants’ interests with that of the Company. Unlike Messrs. Rowan, Belardi and Kleinman, Mr. Kelly and Ms. Chatterjee received new performance fee rights in 2024. In 2024, Mr. Kelly and Ms. Chatterjee received awards under a program in which accrued performance fees may be notionally invested by participants in a fund we manage until they are paid. Rights to payments under the program vest after three years, subject to continued employment, with payments made shortly after vesting. As with other amounts distributed in respect of other performance fees, our financial statements characterize performance fee income allocated to participating professionals in respect of their dedicated performance fee rights as compensation. Unlike dividends, amounts paid in respect of dedicated performance fees are included in the “All Other Compensation” column of the Summary Compensation Table for the fiscal year in which such fees were paid.

A portion of the performance fees distributed by certain of the legacy investment funds we manage is required to be used by our employees who have dedicated rights to participate in those amounts to purchase restricted shares of common stock. This practice further promotes alignment with our stockholders and motivates participating professionals to maximize the success of the Company as a whole. In 2024, Mr. Kleinman received a grant of restricted shares of common stock as a result of his participation in performance fee programs that require a portion of the performance fee amounts to be used to purchase restricted shares of common stock. The restricted shares acquired with these performance fee amounts vest in three equal annual installments from a vesting date specified at the time of the award and participate in any distributions made on shares of common stock. The number of restricted shares that were granted in 2024 was determined pursuant to the formula prescribed by the applicable performance fee program, which converts the specified portion of the performance fee income to be paid or distributed into a number of shares based on the volume-weighted average price of common stock as of a prescribed date in the applicable calendar quarter. In accordance with applicable rules, both the Summary Compensation Table and Grants of Plan-Based Awards Table include the restricted shares acquired by our named executive officers in 2024 in respect of performance fee amounts received.

Performance Fees: Incentive Pool. Our performance-based incentive arrangement, referred to as the incentive pool, further aligns the overall compensation of certain of our professionals to the realized performance of our business. The incentive pool provides for compensation based on realized performance fees and enhances our capacity to offer competitive compensation opportunities to our professionals. “Realized performance fees” refers to performance fees earned by the general partners of the funds we manage under the applicable fund limited partnership agreements, based upon transactions that have closed or other rights to incentive income cash that have become fixed in the applicable calendar year period. During 2024, after considering various factors, including Company profitability, management company cash requirements and anticipated future costs, the Company, in its discretion, determined the amount of the realized performance fees to place into the incentive pool. The incentive pool consists of an amount equal to at least 1% of the realized performance fees attributable to profits generated after creation of the incentive pool that were taxable in the applicable year and not allocable to dedicated performance fee entitlements. Each participant in the incentive pool is entitled to receive, as a mandatory component of participation in the incentive pool, his or her pro rata share of this 1% amount each year, provided the participant remains employed by us at the time of allocation and the pool is funded. Of our named executive officers, only Mr. Kelly and Ms. Chatterjee received incentive pool performance fees in 2024.

The Compensation Committee determined that Mr. Kelly’s and Ms. Chatterjee’s annual distribution from the incentive pool would include an allocation that was based on the Company’s performance and the Compensation Committee’s determination of their individual contributions to the Company’s performance. In determining Mr. Kelly’s and Ms. Chatterjee’s annual performance fee incentive awards, the Compensation Committee considered the type, scope and level of their responsibilities, their corporate citizenship, enterprise-wide financial performance, their overall contributions to our success, the appropriate balance between incentives for long-term and short-term performance, competitive market dynamics and the compensation paid to their peers within AGM.

Partnership Interest Revenue Sharing. Mr. Belardi owns a partnership interest in the parent of ISG, an indirect subsidiary of AGM that manages investments for Athene, which he has held since he founded ISG in 2009. Mr. Belardi received the partnership interest in his capacity as the founder of ISG and it provides for quarterly distributions equal to 3.35% of base management fees and 4.5% of subadvisory fees. This revenue sharing arrangement creates alignment and promotes long-term investment in the ISG business to support future growth and, because the relevant percentages are fixed, the amounts Mr. Belardi receives as distributions on his partnership interest do not increase unless the Company’s revenues have increased. Mr. Belardi’s ISG partnership interest continues to motivate Mr. Belardi to further develop highly valuable business lines and to further develop and grow Athene’s business. Over the previous 16 years during which Mr. Belardi has served as Chairman and Chief Executive Officer of AHL and Chief Investment Officer of ISG, Athene has grown from a new company to the leading provider of annuities in the U.S. retirement market with gross invested assets of $327 billion as of December 31, 2024. This significant long-term growth has resulted in increased earnings for AHL. In 2024, Athene generated nearly $3.2 billion of Spread Related Earnings, net of fees paid for services from ISG, and this metric has compounded by 15% per year on average over the past ten years. Mr. Belardi’s partnership interest in ISG predated our Compensation Committee and because it is a vested interest and the distribution amounts are formulaic, the Compensation Committee does not have the discretion to adjust or reduce the distributions. For additional discussion, please see “—Employment and Partnership Interest Agreements with AHL Chairman and Chief Executive Officer, James R. Belardi,” below.

RSUs: Long-Term Incentive. We award RSUs to our named executive officers (excluding Messrs. Rowan and Kleinman) to enhance their alignment with our stockholders. In early 2024, we granted annual awards of RSUs subject to service-based vesting, which had been approved by the Compensation Committee, to Messrs. Belardi and Kelly. The terms, conditions and grant date target value of each of these RSU awards were unchanged from the NEO’s prior year award.

We periodically grant other RSU awards to align with market pay and reward exceptional performance. In December 2024, the Compensation Committee approved a $10 million RSU grant to Mr. Kelly to recognize his performance (including his contributions to our 2024 Investor Day), support his retention, recognize his tenure and commitment to Apollo and more closely align his pay with our peer group. The award will be considered when making annual compensation determinations for Mr. Kelly for the next three years, and is intended to provide $3.3 million per year over such period. These RSUs are subject to the achievement of performance fee hurdles within prescribed periods, as described above, and the delivery of the underlying shares will not occur before 2028. If Mr. Kelly voluntarily resigns prior to December 31, 2027, delivery of the shares underlying the vested RSUs will not occur until 2030.

RSUs: Annual Incentive Bonus. In addition to receiving RSUs as a long-term incentive, Mr. Belardi receives his annual incentive bonus award in the form of RSUs that vest in two equal annual installments. Mr. Belardi’s annual incentive award was established with a target value of $1,850,000. In 2024, the Compensation Committee approved the financial, operational and other performance objectives that would determine his annual incentive bonus RSUs to be granted in consideration for his services performed in that year, as further described below.

In December 2024, following a review of performance in 2024, the Compensation Committee approved a payout of Mr. Belardi’s annual incentive bonus RSU award representing an award level equal to 57% of target, based on three components. For 2024, and consistent with prior years, the Compensation Committee established that: (i) 25% of Mr. Belardi’s target annual incentive bonus RSU award would be based on a combination of six AHL corporate financial and operational goals consistent with the goals applicable to other executive officers of AHL; (ii) 25% would be based equally on absolute and relative investment portfolio total return goals; and (iii) 50% would be based on the Compensation Committee’s review of overall AHL performance. Mr. Belardi was eligible for a total annual incentive award payout ranging from 0% to 148% with respect to the portions of the target award opportunity that were subject to corporate objectives and absolute and relative investment portfolio total return performance goals, as described below.

The six AHL corporate performance measurements, their respective weightings and 2024 performance and achievement with respect to these measurements, as of the date of the Compensation Committee’s December 2024 meeting, are set forth below. The targets for the corporate financial and operational measures were determined in relation to AHL’s internal business plan for the year.

Objectives	Weight	Measurement	Target(7)	2024 Performance (Estimate)
Overall profitability	20%	Adjusted spread related earnings(1)	$3.726B	$3.558B
Expense management	5%	Operating expenses(2)	—	Exceeded
Inflows	10%	Inflows(3)	$70.0B	$71.9B
New business profitability	20%	Underwritten returns(4)	—	Exceeded
Capital	15%	Excess equity capital generation(5)	—	Exceeded
Talent and Strategy	30%	Strategic focus areas(6)	—	Below Target

(1)

Spread related earnings (“SRE”) is a pre-tax non-GAAP measure used to evaluate AHL’s financial performance excluding market volatility (other than with respect to alternative investments) as well as certain other expenses that are not part of AHL’s underlying profitability drivers. SRE equals net income (loss) available to AHL’s common stockholder, eliminating the impact of investment gains (losses), net of offsets; non-operating change in insurance liabilities and related derivatives; integration, restructuring, and other non-operating expenses; stock compensation expenses; and income tax (expense) benefit. For the purpose of measuring “adjusted spread related earnings” under this scorecard, SRE will be adjusted for the impact of certain material transactions undertaken including, but not limited to, any variance to AHL’s 2024 financial plan for the size or timing of capital transfers, allocated Apollo/ISG costs, and certain other items.

(2)

Represents consolidated operating expenses included in operating income, including the impact of ACRA’s noncontrolling interest, taking into account allocated Apollo/ISG costs, bonus accrual, and certain other items.

(3)

Inflows includes all organic and inorganic inflows on a gross basis, including any inflows reinsured to ACRA or others. No credit will be given, or negative credit may be assigned, if underwritten return is below specified amounts.

(4)

Underwritten returns on retail, funding agreements, pension group annuities, and flow reinsurance on a gross basis, using an internal capital model. No credit will be given if underwritten return is below a specified amount or statutory internal rate of return is below a specified amount at the portfolio level.

(5)

Change in excess equity capital, with adjustments for, including, but not limited to, any variance to AHL’s 2024 financial plan for the impact of any inorganic transactions, capital transfers, debt issuances, preferred stock issuances, floating rate hedging associated with reducing AHL’s net floating rate position, and certain other items. The measure will reflect the change in excess equity capital between year-end 2023 and 2024.

(6)

Represents the AHL executive committee’s qualitative assessment of the delivery on key talent and strategic initiatives related to, among other things, the development of a robust business plan, progress in new product developments and execution on a financial planning and analysis modernization initiative.

(7)	The targets were designed to be reasonably achievable with strong management performance and the coordinated cross-functional focus and effort of AHL’s named executive officers.

AHL’s 2024 performance based on the six corporate objectives described above resulted in a total achievement level of 118% of the applicable target opportunity.

The first investment portfolio total return performance objective, weighted at 12.5%, compared AHL’s non-alternative investment performance to the Barclays US Aggregate Bond Index over a trailing 33-month period. The second investment portfolio total return performance objective, also weighted at 12.5%, compared AHL’s alternative investment performance relative to a 50-50 blended index of the S&P 500 and the BofA Merrill Lynch US High Yield Index over a 33-month period, subject to maintaining a minimum return on alternative investment performance since the inception of AHL.

The investment portfolio total return performance objectives are assessed based on a prescribed formula. For the investment portfolio total return performance objective based on AHL’s non-alternative investment performance, the Compensation Committee compared AHL’s results of (0.93)% for the 33-month period ending September 30, 2024 to (2.16)% for the Barclays US Aggregate Bond Index which, pursuant to the formula, resulted in the payout of 100% of the award for this objective. For the investment portfolio total return performance objective based on AHL’s alternative investment performance, the Compensation Committee compared AHL’s results of 8.03% for the 33-month period ending September 30, 2024 to 6.75% for the 50-50 blended index described above which, pursuant to the formula, resulted in the payout of 119% of the award for this objective.

Following a review of AHL’s estimated performance for 2024, the Compensation Committee determined not to approve a payout for the portion of Mr. Belardi’s annual incentive award that was based on its review of overall AHL performance given Mr. Belardi’s role as Chief Executive Officer of AHL and AHL’s overall performance in 2024, including its adjusted SRE performance relative to the target level.

The annual incentive bonus RSUs for performance in 2024, representing an award level equal to 57% of target, will appear in the Summary Compensation Table for 2025, as they were granted in February 2025. These RSUs vest in two equal annual installments, consistent with past practice for Mr. Belardi.

Annual Cash Partner Benefits Stipend. Mr. Kelly and Ms. Chatterjee receive an annual cash benefits stipend of $250,000 that may be used for benefits or for other purposes and helps support the well-being of our partners. The benefits stipend assists us in recruiting talent and inspiring our professionals to become partners.

Employment Agreements

Our NEOs are each party to employment agreements, as summarized below. In addition, all of our NEOs are party to agreements regarding non-competition and non-solicitation, the terms of which are summarized below under “Potential Payments upon Termination or Change in Control.”

Employment Agreement with Chief Executive Officer, Marc Rowan

On January 30, 2025, we entered into a new employment, non-competition and non-solicitation agreement with Marc Rowan, our Chief Executive Officer, which governs Mr. Rowan’s employment for the next five years. Under this agreement, Mr. Rowan’s annual base salary is $100,000 and he is eligible for an annual allocation of performance fee income, each year for five years, with a target annual value of $10,000,000, subject to one-year vesting. Mr. Rowan deferred the initial amount of such performance fee income for three years, enhancing alignment with Apollo. Mr. Rowan’s compensation will continue to be below the 25th percentile of our peer group.

Employment Agreement with Chief Financial Officer, Martin Kelly

On July 2, 2012, we entered into an employment, non-competition and non-solicitation agreement with Martin Kelly, our Chief Financial Officer. Under this agreement, Mr. Kelly’s annual base salary is $1,000,000 and he is eligible for an annual allocation from the incentive pool in an amount to be determined by the Compensation Committee in its discretion.

Employment Agreement with Co-President, Scott Kleinman

On November 30, 2021, an ad hoc compensation committee (that preceded the formation of the Compensation Committee) approved a new employment agreement for Scott Kleinman, a Co-President of AAM. This agreement governs his compensation through December 31, 2026. Under this agreement, Mr. Kleinman gave up all existing cash incentive compensation arrangements to the extent unvested and agreed to forgo all future entitlements in respect of bonus, unvested carry and other forms of compensation. In return, he earns the equivalent of one million shares per year for five years, plus the opportunity to earn an additional one million shares for meeting the aggregate Fee Related Earnings and Spread Related Earnings per share targets established by AAM, which are available in the materials that AAM shared with its public stockholders on October 19, 2021, in connection with its Investor Day. None of the shares underlying this one-time grant of six million RSUs will be delivered or transferable until 2027. Consistent with Apollo’s compensation philosophy of encouraging and rewarding extended periods of outstanding service, three million shares were vested at grant (subject to certain restrictive covenants) and the remainder are eligible to vest at the end of 2026. We believe this arrangement promotes long-term growth and drives complete alignment with the Company’s stockholders.

Under his employment agreement, effective January 1, 2022, Mr. Kleinman receives an annual base salary of $100,000 per year and receives no further bonuses, allocations of performance fees or other forms of new compensation. Additional amounts reflected in the Summary Compensation Table for Mr. Kleinman relate to awards granted to him before 2022. As required by the terms of his current performance fee arrangements, Mr. Kleinman has made investments of his own capital in various funds we manage and continues to be invested in such funds.

Employment and Partnership Interest Agreements with AHL Chairman, Chief Executive Officer and Chief Investment Officer, and ISG Chief Executive Officer, James R. Belardi

Pursuant to his employment agreement, Mr. Belardi is employed by AHL and serves as the chief executive officer of both AHL and ISG. Mr. Belardi’s employment agreement provides for an annual base salary of $1,875,000 and a target annual incentive bonus opportunity of $1,850,000. Any annual incentive bonus may be paid in the form of cash or publicly tradeable securities that vest in annual installments (such amount was granted in February 2025 in the form of RSUs for services performed in 2024). Under this agreement, Mr. Belardi also receives, annually, an amount equal to 3% of the profits of ISGI, subject to Mr. Belardi’s continued employment with AHL through the date it pays its annual bonuses for the applicable year. The current term of Mr. Belardi’s employment agreement is scheduled to expire on December 31, 2025, and will automatically extend for subsequent one-year terms unless Mr. Belardi gives or receives notice of non-renewal prior to expiration of the then-current term.

In 2009, when Mr. Belardi founded ISG, he was granted a partnership interest in ISG’s parent. This partnership interest, which Mr. Belardi received as the founder of ISG, provides quarterly distributions equal to 3.35% of base management fees and 4.5% of subadvisory fees, as such terms are defined in the fee agreement by and between ISG and AHL, and the fee agreement by and between ISG and ACRA, each as in effect from time to time. This revenue sharing arrangement creates alignment and promotes long-term investment in the ISG business to support future growth. Mr. Belardi’s ISG partnership interest continues to motivate Mr. Belardi to further develop highly valuable business lines. The ISG partnership interest and ISGI profits entitlement result in distributions which, unlike dividends on common stock, are reported in the All Other Compensation column of the 2024 Summary Compensation Table pursuant to SEC rules.

Employment Agreement with Chief Legal Officer, Whitney Chatterjee

On February 20, 2023, we entered into an employment, non-competition and non-solicitation agreement with Whitney Chatterjee, our Chief Legal Officer. Pursuant to her agreement, Ms. Chatterjee is entitled to an annual base salary of $650,000, and she is eligible for an annual bonus.

Executive Share Ownership Guidelines

The Compensation Committee adopted executive share ownership guidelines, pursuant to which all executive officers of AGM, as well as certain members of senior management of AAM and AHL, are subject to minimum stock ownership requirements in connection with their service. The required shareholding level must be attained within five years of becoming a covered employee and, until the shareholding level is met, covered employees must retain, on an after-tax basis, 25% of all shares received pursuant to an equity plan. The executive share ownership guidelines are consistent with good governance practices and enhance alignment with our stockholders. The named executive officers are required to hold shares of common stock with the following aggregate values:

Named Executive Officer	Value of Required Share Ownership
Mr. Rowan	$15 million
Messrs. Kleinman and Belardi	$10 million
Mr. Kelly and Ms. Chatterjee	Three times their respective annual salary

All of the named executive officers are in compliance with the executive share ownership guidelines.

Compensation Consultant

The Compensation Committee engages an independent executive compensation consulting firm to (1) provide information and advice on competitive practices and trends in our industry, (2) make recommendations regarding the design of our compensation program, (3) assist with the review of compensation practices and an assessment of the effectiveness of these practices, and (4) identify and evaluate compensation elements or situations that may raise material risks, and identify and review the compensation peer group.

Semler Brossy conducts the annual compensation-related risk assessment and annual peer group review and provides the Compensation Committee with benchmarking and compensation-related trends in the alternative asset management and broader general industry. The compensation consultant is retained by and reports directly to the Compensation Committee and regularly attends and participates in Compensation Committee meetings.

The Compensation Committee has analyzed whether the work of Semler Brossy as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC rules and NYSE listing standards. Based on its analysis, our Compensation Committee determined that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy do not create any conflicts of interest pursuant to the SEC rules and NYSE listing standards.

Tax and Accounting Considerations

We consider the tax and accounting impact of compensation alongside the objectives of the executive compensation programs and our compensation philosophy.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows, absent a “grandfathering” or other available exemption, a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m) (generally, such company’s chief executive officer, its chief financial officer, its three other highest paid executive officers and certain individuals who were covered employees in years other than the then-current taxable year).

Under final regulations released in December 2020 that reversed a long-standing position of the Internal Revenue Service, Section 162(m) applies to corporations, such as the Company, in respect of the compensation of covered employees of an operating partnership for which the compensation deduction is allocable to the corporation based on its interest in the partnership. While we consider the deductibility of compensation as a factor in making compensation decisions, we retain the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation is not tax deductible.
Certain Equity Grant Practices
We do not currently grant awards of stock options or stock appreciation rights. We do not take material nonpublic information into account when determining the timing and terms of such an award, and do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or has been an officer or employee of the Company. No member of the Compensation Committee is, or was in 2024, an executive officer of another entity at which one of our executive officers serves, or served in 2024, on either the board of directors or the compensation committee. Messrs. Kleinman and Zelter, who serve as executive officers and directors of AGM, also serve as directors and executive officers of AAM, our controlled subsidiary that does not have a board committee overseeing compensation (Mr. Zelter ceased to serve as an executive officer of AAM on January 15, 2025, at which time he became President of AGM and John Zito became
Co-President
of AAM and an executive officer of AGM). In addition, our CEO, Mr. Rowan, and Mr. Belardi, who is AHL’s chief executive officer and a director of AGM, serve on the executive committee of the board of directors of AHL. The AHL executive committee is responsible for the compensation of the named executive officers of AHL other than Mr. Belardi. For information about related person transactions involving members of our Board of Directors, see “Certain Relationships and Related Transactions and Director Independence.”
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, has determined that the Compensation Discussion and Analysis should be included in this Proxy Statement.
Marc Beilinson
Mitra Hormozi
Lynn Swann

Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the compensation earned by or awarded or paid to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers for the fiscal year ended December 31, 2024. For Mr. Kleinman, 2024 amounts in the “Stock Awards” column relate to legacy performance fee programs in which he had vested before 2024 that require that a portion of the performance fee amounts be used to purchase restricted shares of common stock. Similarly, awards reported under the “All Other Compensation” column for Messrs. Kleinman and Belardi are distributions with respect to vested partnership interests that were awarded prior to 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Marc Rowan, Chief Executive Officer	2024	100,000	—		—	663,381	763,381
	2023	100,000	—		—	220,760	320,760
	2022	100,000	—		—	210,011	310,011
Martin Kelly, Chief Financial Officer	2024	1,000,000	—		12,486,557	1,048,585	14,535,142
	2023	1,000,000	—		1,043,706	1,626,223	3,669,929
	2022	1,000,000	—		1,082,082	1,491,637	3,573,719
Scott Kleinman, Co-President of AAM	2024	100,000	—		4,157,006	10,199,641	14,456,647
	2023	100,000	—		4,219,954	11,075,543	15,395,497
	2022	100,000	—		3,976,560	8,081,234	12,157,794
James Belardi, Chairman, Chief Executive Officer and Chief Investment Officer of AHL	2024	1,875,000	—		7,327,830	52,964,779	62,167,609
	2023	1,875,000	—		6,690,787	42,216,981	50,782,768
	2022	1,741,141	209,326	(3)	6,428,865	36,316,113	44,695,445
Whitney Chatterjee, Chief Legal Officer	2024	650,000	—		—	2,130,801	2,780,801

(1)

Represents the aggregate grant date fair value of stock awards granted, as applicable, computed in accordance with FASB ASC Topic 718. For Mr. Belardi, includes both the annual incentive bonus RSUs and the long-term incentive RSUs granted to him in 2024. For Mr. Kleinman, amounts shown relate to legacy performance fee programs in which he had vested before 2024 that require that a portion of the performance fee amounts be used to purchase restricted shares of common stock. The amounts shown in this column do not reflect compensation actually received by the named executive officers, but instead represent the aggregate grant date fair value of the awards. See note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for further information concerning the assumptions made in valuing our RSU awards.

(2)

Amounts included for 2024 represent, in part, actual incentive pool cash distributions of $750,000 for Mr. Kelly and $1,850,000 for Ms. Chatterjee, realized carry cash distributions of $46,566 for Mr. Kelly, $10,199,641 for Mr. Kleinman and $30,801 for Ms. Chatterjee and partner benefits stipends of $250,000 for each of Mr. Kelly and Ms. Chatterjee. For Mr. Belardi, the amount includes distributions on his ISG partnership interest totaling $51,350,951, amounts in respect of his ISGI profits entitlement totaling $1,561,742, and fees paid by AHL for tax preparation services of $31,386. AHL maintains a corporate aircraft for efficiency and business planning purposes. Mr. Belardi used the corporate aircraft for two personal flights in 2024 and fully reimbursed AHL for this personal use. Accordingly, no amount is reflected for such use. Personal use of the AHL corporate aircraft is subject to a formal policy that was approved by the Compensation Committee that sets forth the criteria and procedures applicable to its use. Mr. Belardi and AHL have entered into a time-sharing agreement, pursuant to which Mr. Belardi may use the corporate aircraft for up to 25 flight hours per year, provided that the number of flight hours and other incidentals under such agreement shall be further limited so that the amount of payments from Mr. Belardi pursuant to such agreement (including such tax payments) shall not exceed $120,000 in any AHL fiscal year. The “All Other Compensation” column for 2024 also includes costs relating to Company-provided cars and drivers with enhanced security measures for the business and personal use of Mr. Rowan.

Mr. Rowan’s personal use cost was approximately $642,501. We provide these benefits because we believe that their cost is outweighed by the added security, increased efficiency, convenience and confidentiality that they offer and are also in the interests of the Company and its stockholders given the critical value Mr. Rowan provides to the Company. Costs relating to Company-provided cars and drivers include both fixed and variable costs, including lease costs, driver compensation, driver meals, fuel, parking, tolls, repairs, maintenance and insurance. Except as discussed in this paragraph, no 2024 perquisites or personal benefits individually exceeded the greater of $25,000 or 10% of the total amount of all perquisites and other personal benefits reported for the named executive officer. The 2024 cost of excess liability insurance provided to our named executive officers falls below this threshold. Mr. Kleinman did not receive perquisites or personal benefits in 2024, except for incidental benefits having an aggregate value of less than $10,000. Our named executive officers also receive secretarial support with respect to personal matters, for which we incur no incremental cost. Accordingly, no such amounts are included in the Summary Compensation Table.

(3)	This amount represents the January 2022 payout of the supplemental cash bonus that had been awarded to Mr. Belardi by the AHL compensation committee in February 2021.

Grants of Plan-Based Awards

The following table presents information regarding RSUs and restricted shares granted to our named executive officers under our 2019 Omnibus Equity Incentive Plans in 2024. No options were granted to a named executive officer in 2024.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		Grant Date Fair Value or Modification Date Incremental Fair Value of Stock and Option Awards ($)(2)
Marc Rowan	—	—		—
Martin Kelly	February 9, 2024	29,249		2,955,283
	February 9, 2024	10,480		1,123,317
	December 20, 2024	56,872		8,407,956
Scott Kleinman	February 15, 2024	6,738		718,675
	May 15, 2024	2,100		233,479
	August 14, 2024	12,202		1,312,315
	November 14, 2024	12,093		1,892,536
James Belardi	February 9, 2024	19,615	(3)	2,102,532
	February 9, 2024	48,748	(4)	5,225,298
Whitney Chatterjee	—	—		—

(1)

Represents the number of RSUs and restricted shares granted, as applicable. RSUs and restricted shares are discussed above under “ —Compensation Elements for Named Executive Officers—RSUs” and “ —Compensation Elements for Named Executive Officers—Performance Fees: Dedicated,” respectively. Except for the RSUs (which awards were all granted on February 9, 2024 or December 20, 2024), all awards were restricted shares granted in respect of performance fee entitlements which were all entered into prior to 2022.

(2)

Represents the aggregate grant date fair value of the RSUs and restricted shares granted in 2024, computed in accordance with FASB ASC Topic 718. The amounts shown do not reflect compensation actually received, but instead represent the aggregate grant date fair value of the award.

(3)	Represents the grant made in respect of Mr. Belardi’s annual incentive award.

(4)	Represents the grant made in respect of Mr. Belardi’s long-term award.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding unvested RSU and restricted share awards made by us to our named executive officers under the equity plans that were outstanding at December 31, 2024. Mr. Belardi is our only named executive officer who held options at fiscal year-end, which options were granted before 2022.

Name	Grant Date	Grant Type	Number of Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Marc Rowan	—	—	—		—	—		—
Martin Kelly	February 11, 2020	RSUs	—		—	31,564	(3)	5,213,110
	February 19, 2021	RSUs	—		—	23,412	(4)	3,866,726
	August 16, 2022	Restricted Shares	3	(5)	495	—		—
	November 15, 2022	Restricted Shares	4	(6)	661	—		—
	February 10, 2023	RSUs	5,024	(7)	829,764	—		—
	February 16, 2023	Restricted Shares	3	(8)	495	—		—
	May 18, 2023	Restricted Shares	222	(9)	36,666	—		—
	February 9, 2024	RSUs	—		—	29,249	(10)	4,830,765
	February 9, 2024	RSUs	6,987	(11)	1,153,973	—		—
	December 20, 2024	RSUs	—		—	56,872	(3)	9,392,980
Scott Kleinman	December 1, 2021	RSUs				1,000,000	(12)	165,160,000
	December 1, 2021	RSUs	2,000,000	(13)	330,320,000	—		—
	May 16, 2022	Restricted Shares	3,028	(14)	500,104	—		—
	August 16, 2022	Restricted Shares	153	(15)	25,269	—		—
	August 16, 2022	Restricted Shares	931	(15)	153,764	—		—
	November 15, 2022	Restricted Shares	242	(6)	39,969	—		—
	November 15, 2022	Restricted Shares	1,124	(6)	185,640	—		—
	February 16, 2023	Restricted Shares	301	(8)	49,713	—		—
	February 16, 2023	Restricted Shares	4,770	(8)	787,813	—		—
	May 18, 2023	Restricted Shares	14,070	(9)	2,323,801	—		—
	May 18, 2023	Restricted Shares	1,058	(9)	174,739	—		—
	August 16, 2023	Restricted Shares	7,890	(16)	1,303,112	—		—
	November 15, 2023	Restricted Shares	5,850	(17)	966,186	—		—
	February 15, 2024	Restricted Shares	4,492	(18)	741,899	—		—
	May 15, 2024	Restricted Shares	2,100	(19)	346,836	—		—
	August 14, 2024	Restricted Shares	12,202	(20)	2,015,282	—		—
	November 14, 2024	Restricted Shares	12,093	(21)	1,997,280	—		—
James Belardi	February 10, 2023	RSUs	23,366	(7)	3,859,129	—		—
	February 9, 2024	RSUs	32,499	(11)	5,367,535	—		—
	February 9, 2024	RSUs	9,808	(22)	1,619,889	—		—
Whitney Chatterjee	August 4, 2023	RSUs	109,994	(23)	18,166,609	—		—

Name	Grant Date	Grant Type	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date
James Belardi	June 6, 2016	Options	147,813	—	29.55	June 6, 2026
	March 21, 2017	Options	76,153	—	44.61	March 21, 2027
	February 27, 2018	Options	76,153	—	41.82	February 27, 2028
	April 3, 2019	Options	74,033	—	36.94	April 3, 2029
	February 21, 2020	Options	66,990	—	43.27	February 21, 2030
	February 22, 2021	Options	67,430	—	40.60	February 22, 2031

(1)

The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Number of Shares, Units or Other Rights That Have Not Vested” column by $165.16, the closing price of a share of common stock on the last trading day of 2024.

(2)

The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column by $165.16, the closing price of a share of common stock on the last trading day of 2024.

(3)

RSUs that vest on January 1, 2025, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(4)

RSUs that vest in substantially equal annual installments on January 1 of each of 2025 and 2026, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(5)	Restricted shares that vest on May 15, 2025.

(6)	Restricted shares that vest on August 15, 2025.

(7)	RSUs that vest on December 31, 2025.

(8)	Restricted shares that vest on November 15, 2025.

(9)	Restricted shares that vest in substantially equal annual installments on February 15 of each of 2025 and 2026.

(10)

RSUs that vest in substantially equal annual installments on January 1 of each of 2025, 2026 and 2027, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(11)	RSUs that vest in substantially equal annual installments on December 31 of each of 2025 and 2026.

(12)	RSUs that vest on April 1, 2027, subject to achievement of aggregate Fee Related Earnings and Spread Related Earnings targets.

(13)	RSUs that vest on January 1, 2027.

(14)	Restricted shares that vest on February 15, 2025.

(15)	Restricted shares that vest on May 15, 2025.

(16)	Restricted shares that vest in substantially equal annual installments on May 15 of each of 2025 and 2026.

(17)	Restricted shares that vest in substantially equal annual installments on August 15 of each of 2025 and 2026.

(18)	Restricted shares that vest in substantially equal annual installments on November 15 of each of 2025 and 2026.

(19)	Restricted shares that vest in substantially equal annual installments on February 15 of each of 2025, 2026 and 2027.

(20)	Restricted shares that vest in substantially equal annual installments on May 15 of each of 2025, 2026 and 2027.

(21)	Restricted shares that vest in substantially equal annual installments on August 15 of each of 2025, 2026 and 2027.

(22)	RSUs that represent a 2023 annual incentive award that is dollar-denominated but by its terms is payable in RSUs that vest on December 31, 2025.

(23)	RSUs that vest in substantially equal annual installments on January 1 of each of 2025 and 2026.

Option Exercises and Stock Vested

The following table presents information regarding the number of outstanding initially unvested RSUs and restricted shares held by our named executive officers that vested during 2024 and the number of vested RSUs that were granted during 2024. The amounts shown below do not reflect compensation actually received by the named executive officers, but instead are calculations of the number of RSUs and restricted shares that vested (or that were vested at grant) during 2024 based on the closing price of a share of common stock on the date of vesting. Shares received by our named executive officers in respect of vested RSUs are subject to our retained ownership requirements prescribed under the executive share ownership guidelines. No options were exercised by our named executive officers in 2024.

Name	Type of Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marc Rowan	—	—	—
Martin Kelly	RSUs	79,456	8,304,069
	Restricted Shares	648	77,021
Scott Kleinman	Restricted Shares	88,569	11,140,730
James Belardi	RSUs	93,150	15,134,055
Whitney Chatterjee	RSUs	54,997	5,022,876

(1)

Amounts are calculated by multiplying the number of RSUs or restricted shares held by the named executive officer that vested on each applicable vesting date in 2024 by the closing price per share on that date. Shares underlying the vested RSUs were issued to the named executive officer shortly after they vested.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Marc Rowan	—	—	—	—	—
Martin Kelly	—	—	12,408,564	—	28,475,731
Scott Kleinman	—	—	215,910,000	—	495,480,000
James Belardi	—	—	—	—	—
Whitney Chatterjee	—	—	—	—	—

(1)	Reflects the net increase in stock price in 2024 of shares underlying vested RSUs that have a delayed settlement date.

(2)

Reflects the value of fully vested RSUs that are scheduled to settle in early 2027, as determined by multiplying the number of vested RSUs as of December 31, 2024, by the 2024 closing market price of $165.16. In the event that Mr. Kleinman resigns or retires prior to December 31, 2026, the unsettled portion will instead be settled in 2032, subject to his execution and non-revocation of a release of claims in favor of the Company and his continued compliance with any applicable restrictive covenants. In the event that Mr. Kelly terminates employment other than for cause before December 31, 2026, settlement is conditioned on his execution and non-revocation of a release of claims in favor of the Company and his continued compliance with any applicable restrictive covenants. Of the amounts shown in this column, $10,237,884 and $178,140,000 appeared in the Summary Compensation Table for fiscal year 2021 (under 2021 Stock Awards), representing the grant date fair value of the associated RSUs for Messrs. Kelly and Kleinman, respectively.

Potential Payments upon Termination or Change in Control

None of the named executive officers, except for Mr. Belardi, are entitled to payments or other benefits in connection with a change in control.

Mr. Rowan is not entitled to severance or other payments or benefits in the event of a termination of employment with AGM. Mr. Rowan is required to protect the confidential information of Apollo both during and after his employment. In addition, until two years after employment, he is required to refrain from soliciting employees or interfering with our relationships with investors and, for 18 months after employment, to refrain from competing with us in a business that involves primarily (i.e., more than 50%) third-party capital.

If Mr. Kelly’s employment is terminated by us without cause or he resigns for good reason, he will be entitled to severance of six months’ base pay and reimbursement of health insurance premiums paid in the six months following his employment termination. If his employment is terminated by us without cause, he will vest in 50% of any unvested portion of his restricted shares. If Mr. Kelly’s employment is terminated by reason of death or disability, he will vest in 50% or more of any unvested portion of his RSUs, restricted shares and dedicated performance fee rights that are subject to vesting. All additional vesting of RSUs subject to the receipt of performance fees within prescribed periods remains subject to those requirements. If Mr. Kelly’s employment is terminated without cause, or he resigns, he will be entitled to retain his dedicated performance fee rights that are subject to vesting to the extent then vested. We may terminate Mr. Kelly’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Mr. Kelly is required to give us 90 days’ notice prior to a resignation for any reason. He is required to protect the confidential information of Apollo both during and after employment. In addition, Mr. Kelly is obligated to refrain from soliciting our employees until 18 months after employment, from soliciting our investors or other business relations until 12 months after employment and from competing with us until nine months after employment.

We may terminate Mr. Kleinman’s employment with or without cause, and we must provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Mr. Kleinman is required to provide 90 days’ notice prior to a resignation for any reason. If his employment is terminated by us without cause, he will vest in 50% of any unvested portion of his restricted shares, and upon such a termination or a resignation with good reason, Mr. Kleinman will vest in 100% of the time-vesting RSUs granted to him in December 2021. Upon his termination of employment by reason of death or disability, Mr. Kleinman will vest in 50% or more of his then-unvested RSUs and restricted shares. All additional vesting of RSUs subject to the Company’s receipt of performance fees within prescribed periods remains subject to those requirements. If Mr. Kleinman’s employment is terminated without cause, or he resigns for any reason, he will be entitled to retain his vested dedicated performance fee rights. Mr. Kleinman is required to protect the confidential information of Apollo both during and after employment. In addition, during employment and for 24 months after employment, he is obligated to refrain from soliciting our employees, investors or other business relations, and, during employment and for 18 months thereafter, from competing with us.

We may terminate Mr. Belardi’s employment with or without cause, and he will provide at least 90 days’ notice of his resignation without good reason. Severance is payable to Mr. Belardi on a termination of employment by AHL without cause or by reason of nonrenewal of the term of his employment agreement, by Mr. Belardi for good reason, or due to Mr. Belardi’s death or disability (each, an “involuntary termination”), equal to his annual base salary and a pro rata bonus for the year of termination based, in part, on the bonus and annual salary paid to him in the year preceding his termination. Upon an involuntary termination other than due to death or disability, Mr. Belardi is also entitled to additional severance equal to his target annual incentive bonus multiplied by a fraction, the numerator of which is his annual incentive bonus for the previous fiscal year and the denominator of which is his annual base salary for the previous fiscal year. In addition, upon an involuntary termination, Mr. Belardi will be entitled to the reimbursement of the cost of continued medical coverage at active employee rates for up to 18 months, any outstanding and unvested time vesting profits units that are scheduled to vest during the one-year period immediately following the termination date will immediately vest, and any outstanding and unvested equity awards granted as a component of an annual incentive bonus will immediately vest, based on target performance with respect to any performance-vesting awards.

Mr. Belardi’s employment agreement contains customary restrictive covenants, including confidentiality and nondisclosure covenants, covenants not to compete or solicit customers for 12 months following the date on which he ceases to own or control his ISG partnership interest, and a covenant not to solicit employees for 24 months following termination.

To the extent that any payment, benefit or distribution of any type to or for the benefit of Mr. Belardi would be subject to the excise tax imposed under Section 4999 of the Code, then such payments, benefits or distributions will be reduced (but not below zero) so that the maximum amount of such payments, benefits or distributions will be one dollar less than the amount which would cause them to be subject to such excise tax, unless Mr. Belardi makes the Company and its affiliates whole, on an after-tax basis, for any adverse tax consequences imposed on the Company and its affiliates under Section 280G of the Code as a result of not reducing such payments, benefits or distributions.

Under the ISG partnership agreement, on an involuntary termination or a resignation that satisfies the partnership agreement’s notice and other requirements, on or after December 31, 2024, Mr. Belardi’s ISG partnership interest will be redeemable for an amount equal to five times the average annual distributions on the ISG partnership interest for the preceding two years. Any redemption of the ISG partnership interest is subject to Mr. Belardi’s continued compliance with all applicable restrictive covenants, and may be settled in cash or stock at our option. Mr. Belardi is obligated to protect our confidential information both during and after employment. He is also obligated to refrain from competing or soliciting customers until 12 months after he ceases to own or control his ISG partnership interest, and from soliciting employees until 24 months after such cessation.

We may terminate Ms. Chatterjee’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Ms. Chatterjee is required to protect the confidential information of Apollo both during and after employment. In addition, to the extent consistent with applicable rules, she is obligated to refrain from soliciting our employees, investors or other business relations until 24 months after employment and from competing with us until nine months after employment.

The following table lists the estimated amounts that would have been payable to each of our named executive officers under his or her employment arrangements and outstanding equity awards in connection with a termination that occurred on the last day of our last completed fiscal year, and the value of any additional equity that would vest upon such termination, assuming that the applicable triggering event occurred on December 31, 2024, and that the price per share was $165.16, which was the closing price of a share of common stock on the last trading day of the year. As described above and in footnote 4 below, Mr. Belardi also would have been eligible to receive an amount in redemption of his ISG partnership interest in connection with certain terminations of his employment.

Name	Reason for Employment Termination	Estimated Value of Cash Payments ($)(1)	Estimated Value of Equity Acceleration ($)(2)
Marc Rowan	Cause	—	—
	Death, disability	—	—
Martin Kelly	Without cause	513,107	19,159
	By executive for good reason	513,107	—
	Death, disability	—	11,373,578
Scott Kleinman	Without cause(3)	—	336,125,704
	Death, disability	—	253,545,704
James Belardi	Without cause or by executive for good reason(4)	5,905,293	—
	Death, disability(4)	3,920,243	10,846,553
Whitney Chatterjee	Death, disability	—	18,166,609

(1)

This amount would have been payable to the named executive officer had his or her employment been terminated by the Company without cause (and other than by reason of death or disability, except with respect to Mr. Belardi) or for good reason on December 31, 2024.

(2)

This amount represents the additional equity vesting that the named executive officer would have received had his or her employment terminated in the circumstances described in the column “Reason for Employment Termination” on December 31, 2024, based on the closing price of a share of common stock on the last trading day of the year ($165.16). For this purpose, awards that are subject to performance vesting conditions have been treated as having attained such conditions. Please see our “Outstanding Equity Awards at Fiscal Year-End” table above for information regarding each of our named executive officer’s unvested equity as of December 31, 2024.

(3)	Solely for the December 2021 time-vesting RSU awards, also includes a termination by the executive for good reason.

(4)

In addition, in redemption of his ISG partnership interest, Mr. Belardi would have been eligible to receive $230,851,045 in connection with the applicable involuntary termination on December 31, 2024, which amount is meant to represent a fair value for the redemption of such interest and reflects the tremendous increase in the value of the ISG business since it was founded by Mr. Belardi in 2009 as discussed above under “Fiscal 2024 Compensation for Named Executive Officers—Partnership Interest Revenue Sharing.”

CEO to Median Employee Pay Ratio

SEC rules require companies to disclose the ratio of the total annual compensation of the principal executive officer (“PEO”) to the total annual compensation of the median employee (calculated excluding the PEO), and our ratio is as follows:

Mr. Rowan’s total annual compensation as PEO: $763,381

Median employee total annual compensation: $182,781

Ratio of PEO to median employee total annual compensation: 4:1

In determining the median employee, we prepared a list of all employees as of December 31, 2023. Consistent with applicable rules, we used reasonable estimates in the methodology used to identify the median employee. We determined the median employee by reviewing the annualized base salary for 2023 and the annual cash bonus paid in 2023 by employees other than the PEO. SEC rules permit identification of the median employee once every three years, given that we have had no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. For 2024, we calculated this median employee’s total annual compensation in the same manner in which we calculated the total annual compensation of the PEO.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” (as determined in accordance with the rules prescribed under Item 402(v)) to (i) each individual who has served as our principal executive officer (“PEO”) during any or all of 2020, 2021, 2022, 2023 and 2024 and (ii) our other non-PEO
named executive officers (determined as an average, as set forth below) during each of 2020, 2021, 2022, 2023 and 2024, and our financial performance. For more information about our executive compensation program, please refer to the “Compensation Discussion and Analysis” section above.

	Summary Compensation Table Total for ($):		Compensation Actually Paid to ($):		Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (1),(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (1),(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions) ($)	Fee Related Earnings (FRE) (in millions) ($) (4)
Year	Marc Rowan	Leon Black	Marc Rowan	Leon Black			Total Shareholder Return ($)	Peer Group Total Shareholder Return($) (3)

2024	763,381	—	763,381	—	23,485,050	84,829,420	402	215	4,480	2,063

2023	320,760	—	320,760	—	19,897,799	49,502,529	224	156	5,001	1,768

2022	310,011	—	310,011	—	17,204,252	10,539,452	150	127	(1,961)	1,410

2021	302,310	356,713	302,310	356,713	223,067,825	246,673,294	166	162	1,802	1,267

2020	—	423,687	—	423,687	8,846,958	8,881,144	108	115	120	1,102

(1)
The
non-PEO
named executive officers in 2024 consist of Messrs. Belardi, Kelly and Kleinman and Ms. Chatterjee, in 2023 and 2022 consist of Messrs. Belardi, Kelly, Kleinman and Suydam, and in 2021 and 2020 consist of Messrs. Civale, Kelly, Kleinman and Zelter (as applicable, the
“Non-PEO
NEOs”).

(2)
“Compensation actually paid” has been calculated in accordance with the requirements of
Item
402(v)(2)(iii) of Regulation
S-K
and does not reflect compensation actually earned, realized or received. To calculate the “compensation actually paid,” the following amounts were deducted from and added to the applicable “Summary Compensation Table Total” set forth above.

(3)	The Peer Group for these purposes is the Dow Jones U.S. Asset Manager Index.

(4)
Our company-selected measure is Fee Related Earnings (“FRE”). FRE is further described in our Annual Report on Form 10-K, including a reconciliation of non-GAAP measures to the corresponding GAAP measure within “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Managing Business Performance-Key Segment and Non-U.S. GAAP Performance Measures-Fee Related Earnings, Spread Related Earnings and Principal Investing Income.”

	Summary Compensation Table Total ($)	Deductions of Reported Equity Values from Summary Compensation Table Total (a) ($)	Equity Award Adjustments to Summary Compensation Table Total (b) ($)	“Compensation Actually Paid” ($)

Marc Rowan
2024	763,381	—	—	763,381
2023	320,760	—	—	320,760
2022	310,011	—	—	310,011
2021	302,310	—	—	302,310

Leon Black
2021	356,713	—	—	356,713
2020	423,687	—	—	423,687

Average of Non-PEO Named Executive Officers
2024	23,485,050	(5,992,848)	67,337,219	84,829,420
2023	19,897,799	(4,119,833)	33,724,563	49,502,529
2022	17,204,252	(3,862,211)	(2,802,589)	10,539,452
2021	223,067,825	(206,199,646)	229,805,115	246,673,294
2020	8,846,958	(6,008,009)	6,042,195	8,881,144

(a)	Represents the grant date fair value of equity-based awards granted in each year, as reflected in the “Stock Awards” column of the Summary Compensation Table above.
(b)
Reflects adjustments to the value of Stock Awards, as calculated in accordance with the rules prescribed under Item 402(v) and in accordance with ASC Topic 718, which included the categories of adjustments for each year as set forth below. For additional information regarding the determination of fair value, see Note 7 to our consolidated financial statements in our
Annual
Report on Form
10-K
for the fiscal year ended December 31,
2024
.

	Year End Fair Value of Awards Granted During Year that Remained Outstanding and Unvested at Year End ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in a Prior Year that Remained Outstanding and Unvested at Year End ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Year ($)	Year Over Year Change in Fair Value of Equity Awards Granted in a Prior Year that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions During Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
Marc Rowan
2024	—	—	—	—	—	—	—
2023	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—
Leon Black
2021	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—
Average of Non-PEO Named Executive Officers
2024	6,436,156	54,099,951	1,264,578	3,146,111	—	2,390,423	67,337,219
2023	3,221,302	25,586,288	1,838,687	792,835	—	2,285,451	33,724,563
2022	2,418,692	(8,434,175)	1,512,065	(480,597)	—	2,181,426	(2,802,589)
2021	118,424,882	13,410,784	95,087,132	1,483,123	—	1,399,194	229,805,115
2020	5,460,830	(1,438,855)	351,787	(120,870)	—	1,789,302	6,042,195
Narrative Disclosure to Pay Versus Performance
The following graph shows the relationship between the “compensation actually paid” to each of Messrs. Rowan and Black and the average of the “compensation actually paid” to our
Non-PEO
NEOs (in each case, with “compensation actually paid” calculated as set forth above in accordance with the rules prescribed under Item 402(v) of Regulation
S-K)
in 2020, 2021, 2022, 2023 and
2024
and our cumulative total shareholder return (“TSR”) measured starting from December 31, 2019 for each covered fiscal year. This graph also shows the relationship between our TSR performance and the TSR performance of the Peer Group in the Pay Versus Performance Table (which is the Dow Jones U.S. Asset Manager Index) over the same period.
(1)

(1)	The “Compensation Actually Paid” to Mr. Rowan in 2021, 2022, 2023 and 2024 and to Mr. Black in 2020 and 2021 was too low compared to that paid to the Non-PEO NEOs to be visible in the graph.

The following graph shows the relationship between the “compensation actually paid” to each of Messrs. Rowan and Black and the average of the “compensation actually paid” to our non-PEO

NEOs (in each case, with “compensation actually paid” calculated as set forth above in accordance with the rules prescribed under Item 402(v)) in 2020, 2021, 2022, 2023 and 2024 and our net income performance in 2020, 2021, 2022, 2023 and 2024.
(1)

"Compensation Actually Paid" vs. Net Income
"Compensation Actually Paid" (in millions)
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
Net Income (in millions)
$4,500
$2,500
$500
-$1,500
-$3,500
2020
2021
2022
2023
2024
Marc Rowan
Leon Black
Non-PEO NEOs
Net Income

(1)	The “Compensation Actually Paid” to Mr. Rowan in 2021, 2022, 2023 and 2024 and to Mr. Black in 2020 and 2021 was too low compared to that paid to the Non-PEO NEOs to be visible in the graph.

The following graph shows the relationship between the “compensation actually paid” to each of Messrs. Rowan and Black and the average of the “compensation actually paid” to our non-PEO
NEOs (in each case, with “compensation actually paid” calculated as set forth above in accordance with the rules prescribed under Item 402(v)) in 2020, 2021, 2022, 2023 and 2024 and the performance of our company-selected measure, Fee Related Earnings, in 2020, 2021, 2022, 2023 and 2024.
(1)

"Compensation Actually Paid" vs. FRE
"Compensation Actually Paid" (in millions)
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
FRE (in millions)
$2,200
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
2020
2021
2022
2023
2024
Marc Rowan
Leon Black
Non-PEO NEOs
FRE

(1)	The “Compensation Actually Paid” to Mr. Rowan in 2021, 2022, 2023 and 2024 and to Mr. Black in 2020 and 2021 was too low compared to that paid to the Non-PEO NEOs to be visible in the graph.
Tabular List of Most Important Performance Measures
The following provides a list of the performance measures that we believe are the most important performance measures used to link compensation actually paid to company performance for 2024. We are providing this list in accordance with Item 402(v) of Regulation

S-K

to provide information on performance measures used by the Compensation Committee to determine NEO compensation. For more information, see the Compensation Discussion and Analysis above.

•	Fee Related Earnings

•	Adjusted Net Income

•	Realized Performance Fees

•	Spread Related Earnings
Director Compensation
The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the Board regarding compensation paid to independent directors. Directors who also serve as employees of the Company do not receive remuneration for service as directors.

Annual Compensation

The following tables show the components of our non-employee director compensation program in 2024. Cash retainers and fees are paid quarterly in arrears and any non-employee director who joins or leaves the Board during the year receives a prorated amount of the annual cash retainer and other fees.

$150,000
Annual
Director
Compensation
$200,000*
Equity Retainer
Cash Retainer

** $250,000 for independent chair or lead independent director*

Additional Compensation
Component	Annual Amount
Independent chair or lead independent director fee(1)	$100,000
Committee chair fee(2)	$25,000
Committee member fee(2)	$25,000
(1) The independent chair or lead independent director also receives administrative assistance and office space as reasonably necessary to perform his or her duties.
(2) Includes any ad hoc committees formed by the Board of Directors. The chair fee is incremental to the member fee.

Independent directors receive a welcome grant of RSUs with a value of $200,000 ($250,000 for the Lead Independent Director or independent Chair) that vest on or about July 1 of the year following the year the grant is made and annual grants thereafter.

Continuing independent directors may elect to delay the receipt of shares in settlement of their annual RSU awards and/or their cash retainer until their service with Apollo terminates. Non-employee directors who serve on the Board of Directors and committees of AHL also receive fees for such service, as further described in the AHL annual report and in a footnote to the 2024 Director Compensation table.

Director Stock Ownership Guidelines

We adopted director stock ownership guidelines in our corporate governance guidelines to ensure that our independent directors maintain a meaningful equity stake in the Company and align their interests with those of our stockholders. Our director stock ownership guidelines provide that independent directors are expected to hold at least five times the director’s base annual cash retainer amount, currently $150,000, in Company stock. For purposes of satisfying these requirements, a director’s holdings in shares of common stock include, in addition to shares held outright, any vested RSUs granted to the director as compensation for board service and any shares or vested RSUs held under a deferral or similar plan. The only unvested awards counted for purposes of satisfying the guidelines are time-based RSUs granted to our independent directors as part of their compensation for board service. Independent directors of AGM are expected to achieve the guidelines within five years of the later of (i) the date they became subject to the guidelines, (ii) the date of a material change to the guidelines, or (iii) the date of any increase in their annual cash retainer to attain this ownership threshold. Whether a director meets the guidelines is determined at the beginning of each year by multiplying his or her share ownership by the average daily closing price per share of common stock on the New York Stock Exchange for the prior year. If a director is not in compliance with the stock ownership guidelines, then he or she is expected to retain all shares of common stock until the guidelines are met. Each director who has been on our Board for five years or more exceeded this ownership level as of January 1, 2025, and each director who has served less than five years is on track to meet this ownership level within five years of becoming a director.

2024 Director Compensation Table

The following table provides the compensation for our independent directors during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Walter (Jay) Clayton	379,375	249,898	2,500	631,773
Marc Beilinson	275,000	—	—	275,000
Jessica Bibliowicz	200,000	—	—	200,000
Michael Ducey	175,000	199,989	—	374,989
Kerry Murphy Healey	254,375	199,989	—	454,364
Mitra Hormozi	250,000	—	—	250,000
Pamela Joyner	175,000	199,989	—	374,989
A.B. Krongard	225,000	199,989	—	424,989
Pauline Richards	200,000	199,989	2,500	402,489
David Simon	150,000	199,989	—	349,989
Lynn Swann	175,000	—	—	175,000
Patrick Toomey	156,250	—	—	156,250

(1)

Represents cash amounts earned in 2024 for service on the Board of Directors and its committees, including, for Mr. Clayton, the fee for serving as independent chair. These amounts were earned in 2024 and, accordingly, the above figures include amounts that were paid in 2025 but earned in 2024, and exclude amounts that were earned in 2023 and paid in 2024.

(2)

The AGM Board of Directors forms ad hoc committees from time to time and due to the extensive demands on ad hoc committee members, the AGM board of directors provides certain fixed fees to compensate ad hoc committee members for their additional service. On October 28, 2024, AGM established an ad hoc committee. For their service on such committee, Dr. Healey and Mr. Clayton each received $4,375, a pro rata portion of the annual committee fee. In 2024, Dr. Healey, Ms. Hormozi and Mr. Clayton served on a second ad hoc committee, for which they each received $25,000, with Dr. Healey receiving an additional $25,000 for her service as chair. In 2024, Mr. Beilinson, Mr. Clayton and Ms. Hormozi served on a third AGM ad hoc committee, for which they each received $25,000, with Mr. Beilinson receiving an additional $25,000 for his service as chair.

(3)

Represents the aggregate grant date fair value of stock awards granted, as applicable, computed in accordance with FASB ASC Topic 718. See note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for further information concerning the assumptions made in valuing our RSU awards. The amounts shown do not reflect compensation actually received by the independent directors, but instead represent the aggregate grant date fair value of the awards. Unvested director RSUs are not entitled to dividends or dividend equivalents. As of December 31, 2024, each of our independent directors held RSUs that were unvested and outstanding, in the amounts shown in the “Stock Awards” column. Mr. Clayton and Ms. Joyner elected to defer settlement of the annual RSU grant each received in 2024 until the conclusion of such director’s service on the board.

(4)

AHL, which is a public company subject to complex, multi-jurisdictional insurance industry regulation, has a robust board of directors that meets at least quarterly, half of the members of which are independent, has numerous active committees, and assists AHL in managing conflicts. Like other AHL non-employee directors, Mr. Beilinson, Ms. Hormozi and Mr. Swann received an annual retainer of $270,000 for their service on the AHL board in 2024. In addition, Ms. Hormozi received $21,000 and Mr. Swann received

$10,500 in 2024 for service on AHL standing committees. In light of his workload and broad responsibilities, Mr. Beilinson received $36,750 in 2024 for his work as lead independent director of AHL, as well as $10,500 for his service on AHL’s conflicts committee, and $10,500 for his service on AHL’s legal and regulatory committee. The AHL board of directors forms ad hoc committees from time to time and due to the extensive demands on ad hoc committee members, the AHL board of directors provides certain fixed fees to compensate ad hoc committee members for their additional service. In 2024, Mr. Beilinson served on an AHL special litigation committee, for which he received $7,500 per month. In addition, Ms. Hormozi received $99,375 for her service on certain AHL subsidiary boards. Accordingly, aggregate fees for their service on the AHL board and its committees in 2024 were as follows: for Mr. Beilinson, $417,752; for Ms. Hormozi, $390,375; and for Mr. Swann, $280,500. For 2024, a $2,500 charitable contribution from an AGM affiliate was made on behalf of each of Mr. Clayton and Ms. Richards as part of the Company’s matching gifts program.

Securities Authorized for Issuance under the Equity Plan

The following table sets forth information concerning the awards that could be issued under the Equity Plan as of December 31, 2024:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(2) (c)
Equity Compensation Plans Approved by Security Holders	29,313,394	—	55,635,810
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	29,313,394	—	55,635,810

(1)

Reflects the aggregate number of outstanding RSUs granted under the Equity Plan as of December 31, 2024. Excludes RSUs and options assumed by AGM in the Mergers under the AHL 2014, 2016 and 2019 Share Incentive Plans. As of December 31, 2024, no RSUs, and options covering a total of 1,485,530 shares, remained outstanding under those assumed arrangements. The weighted average exercise price of those outstanding options is $39.12 per share.

(2)

The shares of common stock reserved under the AGM 2019 Omnibus Equity Incentive Plan are increased on the first day of each fiscal year by (i) the amount (if any) by which (a) 15% of the number of outstanding shares of common stock or securities exchangeable for shares of common stock on a fully converted and diluted basis on the last day of the immediately preceding fiscal year exceeds (b) the number of shares then reserved and available for issuance under such plan or the AGM 2019 Omnibus Equity Incentive Plan for Estate Planning Vehicles, or (ii) such lesser amount by which the administrator may decide to increase the number of shares of common stock as of such date. The number of shares reserved under such plans is also subject to adjustment in the event of a share split, share dividend, or other change in our capitalization. Generally, employee shares that are forfeited, canceled, surrendered or exchanged from awards under such plans will be available for future awards.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report for our fiscal year ended December 31, 2024:

The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our Board of Directors.

Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Deloitte, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The Audit Committee held eight meetings in 2024. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Deloitte, our independent registered public accounting firm. At these meetings, among other things, the Audit Committee reviewed the consolidated financial statements contained in AGM’s quarterly and annual periodic reports, as applicable, as well as AGM’s earnings releases. In addition, the Audit Committee and management discussed with Deloitte, an independent registered public accounting firm, the overall scope and plans for its audit.

The Audit Committee also discussed with Deloitte matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also discussed with Deloitte its independence from us. Deloitte provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit and tax services provided by Deloitte.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to the Board of Directors that AGM’s audited consolidated financial statements for the fiscal year ended December 31, 2024 be included in its annual report filed with the SEC. The Audit Committee has also appointed Deloitte as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and is presenting this selection to our stockholders for ratification.

Jessica Bibliowicz (Chair)

Marc Beilinson

Michael Ducey

A.B. Krongard

Pauline Richards

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed Deloitte to be AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte has served as the auditor to AGM, and before the Mergers to AAM (the accounting predecessor of AGM) since fiscal year 2007 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of Deloitte are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the shares of our common stock entitled to vote and present in person or by proxy at the Annual Meeting. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR such ratification.

Principal Accounting Fees and Services

The following table summarizes the aggregate fees for professional services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2024 and 2023.

	For the Year Ended December 31, 2024
	AGM	AGM Funds(1)	Total
	(in thousands)
Audit fees(2)	$28,026	$46,430	$74,456
Audit-related fees(3)	3,236	498	3,734
Tax fees
Tax compliance fees	6,373	50,412	56,785
Tax advisory fees	4,470	2,795	7,265
Total tax fees	10,843	53,207	64,050

Total fees	$42,105	$100,135	$142,240

	For the Year Ended December 31, 2023
	AGM	AGM Funds(1)	Total
	(in thousands)
Audit fees(2)	$26,802	$39,785	$66,587
Audit-related fees(3)	3,114	316	3,430
Tax fees
Tax compliance fees	5,236	48,918	54,154
Tax advisory fees	3,888	1,201	5,089
Total tax fees	9,124	50,119	59,243

Total fees	$39,040	$90,220	$129,260

(1)	Audit and Tax fees for Apollo fund entities consisted of services to investment funds managed by affiliates of Apollo in their capacity as the general partner and/or manager of such entities.

(2)

Audit fees consisted of fees for (a) the audits of the consolidated financial statements in AGM’s Annual Reports on Form 10-K for the years ended December 31, 2024 and December 31, 2023 and services attendant to, or required by, statute or regulation and (b) reviews of the interim condensed consolidated financial statements included in AGM’s quarterly reports on Form 10-Q during fiscal years 2024 and 2023.

(3)	Audit-related fees consisted of comfort letters, consents and other services related to SEC and other regulatory filings.

Our Audit Committee charter requires the Audit Committee of our Board of Directors to approve in advance all audit and non-audit related services to be provided by our independent registered public accounting firm. All services reported in the Audit, Audit-related and Tax categories above were approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of April 1, 2025 by (i) each person known to us to beneficially own more than 5% of the voting outstanding equity securities of AGM listed in the table below, (ii) each of our directors, (iii) each person who is a named executive officer for 2024 and (iv) all directors and executive officers as a group.

The number of shares of common stock issued and outstanding and the percentages of beneficial ownership are based on 570,432,275 shares of common stock issued and outstanding as of April 1, 2025.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. Unless otherwise indicated, the address of each person named in the table is c/o Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, NY 10019.

	Common Stock Beneficially Owned
	Number(1)	Percentage
Directors and named executive officers:
Marc Beilinson	108,425	*
James Belardi(2)	6,312,305	1.1%
Jessica Bibliowicz	7,670	*
Gary Cohn(3)	20,000	*
Mike Ducey(4)	68,633	*
Kerry Murphy Healey	17,560	*
Mitra Hormozi(5)	25,795	*
Pamela Joyner	11,790	*
Martin Kelly	133,709	*
Scott Kleinman(6)	3,043,021	*
A.B. Krongard(7)	442,007	*
Brian Leach	38,503	*
Pauline Richards	84,155	*
Marc Rowan(8)(9)	34,332,816	6.0%
David Simon	10,118	*
Lynn Swann	13,180	*
Patrick Toomey	3,263	*
James Zelter(8)(10)	2,140,933	*
Whitney Chatterjee	32,695	*

All directors and current executive officers as a group (twenty persons)	46,953,303	8.2%

5% stockholders:
Leon Black(11)	40,104,773	7.0%
Socrates Trust(12)	32,629,251	5.7%
Joshua Harris(8)(13)	34,313,690	6.0%
The Vanguard Group(14)	41,038,114	7.2%
BlackRock, Inc.(15)	35,519,094	6.2%
Capital World Investors(16)	31,730,727	5.6%

*	Represents less than 1%

(1)	The number of shares included in the table above includes the following underlying RSUs that will be delivered within 60 days of April 1, 2025: 3,432 for Mr. Zelter.

(2)

Includes 508,572 vested options to acquire common stock. The number of shares presented are owned indirectly through trusts or vehicles over which the named individual exercises voting and investment control.

(3)

The number presented corresponds to options with respect to common stock held indirectly through a family limited liability company for which the named individual serves as investment manager (the “Family LLC”). The number includes (i) 10,000 shares of common stock that the Family LLC has the right to acquire within 60 days upon exercise of a long call option held by the Family LLC, and (ii) 10,000 shares of common stock that may be assigned to the Family LLC within 60 days, upon exercise by the holder of a short put option written by the Family LLC.

(4)

Includes 2,616 shares held by two trusts in the aggregate for the benefit of the named individual’s grandchildren, for which the named individual and several of his immediate family members are trustees and have shared investment power. The named individual disclaims beneficial ownership of the shares held in the trusts, except to the extent of his pecuniary interest therein. Also includes 5 shares held by a trust, an entity for which the named individual and his spouse serve as trustees and have shared voting and investment power.

(5)

Includes 2,500 shares held by a third-party independently managed account that belongs to an entity controlled by the named individual’s spouse and over which the named individual’s spouse has a pecuniary interest.

(6)

The number of shares presented are owned directly and indirectly through trusts or vehicles over which the named individual exercises voting and investment control. The number of shares presented also includes 1,815,477 shares held by vehicles owned by Trusts. Each of the trusts is formed for the benefit of the named individual’s descendants, and family members of the named individual act as trustee of each of those trusts. The named individual disclaims beneficial ownership of the securities held by these vehicles.

(7)

Includes 250,000 shares held by a trust for the benefit of the named individual’s children, for which the named individual’s children are the trustees. The named individual disclaims beneficial ownership with respect to such shares, except to the extent of his pecuniary interest therein. Also includes 113,043 shares held by a trust for the benefit of the named individual and for which the named individual’s children act as trustee. The named individual disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest therein. Also includes 3,800 shares held by the Krongard Foundation, an entity over which the named individual exercises voting and investment control but over which he retains no pecuniary interest.

(8)	The number of shares presented are owned directly and indirectly through trusts or vehicles over which the named individual exercises voting and investment control.

(9)

Based on the Schedule 13D/A filed on December 11, 2024, the number of shares includes 2,500,000 shares held by certain investment vehicles directly or indirectly owned and controlled by Mr. Rowan, pledged to an unaffiliated bank pursuant to a delayed draw variable share forward sale transaction.

(10)	Includes 179,749 shares held by the JVZ Foundation, an entity over which the named individual exercises voting and investment control but over which he retains no pecuniary interest.

(11)

Based on a Schedule 13D/A filed with the SEC on January 22, 2025, as supplemented by a Form 4 filed with the SEC on December 2, 2024, each by Mr. Black. The address of Mr. Black is c/o Elysium Management LLC, 445 Park Avenue, Suite 1401, New York, NY 10022.

(12)

Based on the Schedule 13D/A filed with the SEC on February 20, 2024 by Socrates Trust, as supplemented by Form 4 filed with the SEC on November 5, 2024 by Socrates Trust. The address of Socrates Trust is c/o Elysium Management LLC, 445 Park Avenue, Suite 1401, New York, NY 10022.

(13)	Based on the Schedule 13D/A filed with the SEC on November 21, 2024 by Mr. Harris. The address of Mr. Harris is 404 Washington Avenue, PH 810, Miami Beach, FL 33139.

(14)

Based on information set forth in the Schedule 13G/A that The Vanguard Group filed with the SEC on February 13, 2024. The Vanguard Group reported that, as of December 29, 2023, it had shared voting power over 340,359 shares, sole dispositive power over 39,857,612 shares, shared dispositive power over 1,180,502 shares and no sole voting power. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(15)

Based on information set forth in the Schedule 13G that BlackRock, Inc. filed with the SEC on January 31, 2025. BlackRock, Inc. reported that, as of December 31, 2024, it had sole voting power over 32,348,389 shares, sole dispositive power over 35,519,094 shares and no shared voting and dispositive powers. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(16)

Based on information set forth in the Schedule 13G/A that Capital World Investors filed with the SEC on February 9, 2024. Capital World Investors reported that, as of December 29, 2023, it had sole voting power over 31,678,152 shares, sole dispositive power over 31,730,727 shares and no shared voting and dispositive powers. Capital World Investors also indicated it disclaims beneficial ownership over 31,730,727 shares pursuant to Rule 13d-4. The address of Capital World Investors is 333 South Hope Street, 55th floor, Los Angeles, California 90071.

STOCKHOLDER PROPOSALS AND NOMINATIONS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2026 Annual Meeting must be received at our principal executive offices no later than the close of business on December 26, 2025, unless the date of the 2026 Annual Meeting is more than 30 days before or after June 6, 2026 in which case the proposal must be received within a reasonable time before we begin to print and mail our proxy materials.

Our bylaws also contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees up to the greater of two or 20% of the number of directors on our board (subject to certain adjustments and other conditions) provided the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. To be timely, a notice of proxy access nomination must be addressed to our Secretary and received by our Secretary (1) no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of stockholders (i.e., no earlier than November 26, 2025 and no later than December 26, 2025) or (2) in the case of such notice for a stockholder nominee who currently serves as a director of AGM, within twenty (20) days after the Board of Directors nominates directors for the next annual meeting.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2026 Annual Meeting, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, a stockholder’s notice shall be delivered to the Secretary of AGM at the principal executive offices of AGM not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any such stockholder proposal or director nomination must be received between February 6, 2026 and March 8, 2026 for the 2025 Annual Meeting. If the date of the 2026 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting or of the stockholder consent in lieu thereof, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by AGM. In addition to satisfying the advance notice procedures in our bylaws and other requirements under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than AGM’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2026.

All such proposals should be sent to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice and information requirements for director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the AGM Secretary at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement, either now or in the future, please contact our Secretary by mailing a request to Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, or by calling our main telephone number at (212) 515-3200 and requesting to be connected to the office of our Secretary. Upon written or oral request to the Secretary, we will promptly provide a separate copy of the Annual Report, this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is ir.apollo.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, we will, without charge, provide copies of our public filings with the SEC, including financial statements, for the fiscal year ended December 31, 2024. Requests should be directed to Jessica L. Lomm, Secretary, Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

Annex A – Definitions of Certain Financial Terms

“Segment Income”, or “SI”, is the key performance measure used by management in evaluating the performance of the asset management, retirement services, and principal investing segments. Management uses Segment Income to make key operating decisions such as the following:

•	decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

•	decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses;

•

decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and

•	decisions related to the amount of earnings available for dividends to common stockholders and holders of RSUs that participate in dividends.

Segment Income is the sum of (i) Fee Related Earnings, (ii) Spread Related Earnings and (iii) Principal Investing Income. Segment Income excludes the effects of the consolidation of any of the related funds and SPACs, AGM interest and other financing costs not attributable to any specific segment, taxes and related payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges. In addition, Segment Income excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements.

“Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of:

1.

the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit and certain equity funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in credit, gross asset value plus available financing capacity;

2.

the fair value of the investments of equity and certain credit funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings;

3.	the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and

4.

the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above.

Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM as one of the performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

“Fee Related Earnings”, or “FRE”, is a component of Segment Income that is used to assess the performance of the Asset Management segment. FRE is the sum of (i) management fees, (ii) capital solutions and other related fees, (iii) fee-related performance fees from indefinite term vehicles, that are measured and received on a recurring basis and not dependent on realization events of the underlying investments, excluding performance fees from Athene and performance fees from origination platforms dependent on capital appreciation and (iv) other income, net, less (a) fee-related compensation, excluding equity-based compensation, (b) non-compensation expenses incurred in the normal course of business, (c) placement fees and (d) non-controlling interests in the management companies of certain funds the Company manages.

“Spread Related Earnings”, or “SRE” is a component of Segment Income that is used to assess the performance of the Retirement Services segment, excluding certain market volatility, which consists of investment gains (losses), net of offsets and non-operating change in insurance liabilities and related derivatives, and certain expenses related to integration, restructuring, equity-based compensation, and other expenses. For the Retirement Services segment, SRE equals the sum of (i) the net investment earnings on Athene’s net invested assets and (ii) management fees received on business managed for others, less (x) cost of funds, (y) operating expenses excluding equity-based compensation and (z) financing costs including interest expense and preferred dividends, if any, paid to Athene preferred stockholders.

“Principal Investing Income”, or “PII” is a component of Segment Income that is used to assess the performance of the Principal Investing segment. For the Principal Investing segment, PII is the sum of (i) realized performance fees, including certain realizations received in the form of equity, (ii) realized investment income, less (x) realized principal investing compensation expense, excluding expense related to equity-based compensation, and (y) certain corporate compensation and non-compensation expenses.

“ACRA” refers to Athene Co-Invest Reinsurance Affiliate Holding Ltd, together with its subsidiaries (ACRA 1), and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd, together with its subsidiaries (ACRA 2).

“ADIP” refers to Apollo/Athene Dedicated Investment Program (ADIP I) and Apollo/Athene Dedicated Investment Program II (ADIP II), funds managed by Apollo including third-party capital that, through ACRA, invest alongside Athene in certain investments.

“Capital solutions fees and other, net” primarily includes transaction fees earned by Apollo Capital Solutions related to underwriting, structuring, arrangement and placement of debt and equity securities, and syndication for funds managed by Apollo, portfolio companies of funds managed by Apollo, and third parties. Capital solutions fees and other, net also includes advisory fees for the ongoing monitoring of portfolio operations and directors’ fees.

These fees also include certain offsetting amounts including reductions in management fees related to a percentage of these fees recognized (“management fee offset”) and other additional revenue sharing arrangements.

“Origination” represents (i) capital that has been invested in new equity, debt or debt like investments by Apollo’s equity and credit strategies (whether purchased by funds and accounts managed by Apollo, or syndicated to third parties) where Apollo or one of Apollo’s origination platforms has sourced, negotiated, or significantly affected the commercial terms of the investment; (ii) new capital pools formed by debt issuances, including CLOs; and (iii) net purchases of certain assets by the funds and accounts we manage that we consider to be private, illiquid, and hard to access assets and which the funds and accounts otherwise may not be able to meaningfully access. Origination generally excludes any issuance of debt or debt-like investments by the portfolio companies of the funds we manage.

“FRE Margin” is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees).

“Total Organic Inflows” equal inflows from retail, flow reinsurance and institutional channels and include all inflows sourced by Athene, including all of the inflows reinsured to ADIP and third-party reinsurers, excluding any inorganic inflows.

Apollo Global Management, Inc. HAVE YOUR PROXY CARD READY AND PLEASE USE ONE OF THE EASY VOTING METHODS BELOW Internet: https://web.viewproxy.com/apollo/2025 Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-804-9616 Use any touch tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the Mr AB Sample Prepaid Envelope provided Sample Street Virtual: You must register to attend the meeting Sample Town online at: https://web.viewproxy.com/apollo/2025 Sampleshire, XXX XXX Scan QR Code for Digital Voting Annual Meeting of Stockholders For Stockholders of record as of close of business on April 14, 2025. Friday, June 6, 2025 9:30AM Eastern Time. Annual Meeting will be held virtually via live webcast. Please visit https://web.viewproxy.com/apollo/2025. CONTROL NUMBER FOLD HERE PROXY ANNUAL MEETING OF STOCKHOLDERS APOLLO GLOBAL MANAGEMENT, INC. JUNE 6, 2025 This Proxy is solicited by the Board of Directors of Apollo Global Management, Inc., which recommends that you vote “FOR” Proposals 1 and 2. The stockholder(s) hereby appoint(s) Whitney Chatterjee and Jessica L. Lomm, or either of them, as proxies, each with the full power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Apollo Global Management, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually, by means of remote communication, at 9:30 a.m. Eastern Time, on June 6, 2025 and any adjournment or postponement thereof. In order to attend the meeting, you must register at https://web.viewproxy.com/apollo/2025 by 11:59 p.m. Eastern Time on June 3, 2025. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by using the invitation link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Questions and Answers About this Proxy Statement - How do I attend and vote my shares at the virtual Annual Meeting?”. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Proposals

PLEASE MARK YOUR VOTE AS THIS EXAMPLE ☒

Proposal 1: Election of Directors

NOMINEES:	FOR	AGAINST	ABSTAIN
01 Marc Beilinson	☐	☐	☐
02 James Belardi	☐	☐	☐
03 Jessica Bibliowicz	☐	☐	☐
04 Gary Cohn	☐	☐	☐
05 Kerry Murphy Healey	☐	☐	☐
06 Mitra Hormozi	☐	☐	☐
07 Pamela Joyner	☐	☐	☐
08 Scott Kleinman	☐	☐	☐
09 Brian Leach	☐	☐	☐
10 Pauline Richards	☐	☐	☐
11 Marc Rowan	☐	☐	☐
12 David Simon	☐	☐	☐
13 Lynn Swann	☐	☐	☐
14 Patrick Toomey	☐	☐	☐
15 James Zelter	☐	☐	☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

Signatures

________________________ 2025

Date

____

Signature(s) of Stockholders

____

Title (if applicable)

CONTROL NUMBER

FOLD HERE

Proposals Signatures PLEASE MARK YOUR VOTE AS THIS EXAMPLE THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, AND “FOR” PROPOSAL 2. 2025 Proposal 1: Election of Directors Date NOMINEES: FOR AGAINST ABSTAIN 01 Marc Beilinson o o o Signature(s) of Stockholders 02 James Belardi o o o 03 Jessica Bibliowicz o o o 04 Gary Cohn o o o Title (if applicable) 05 Kerry Murphy Healey o o o 06 Mitra Hormozi o o o 07 Pamela Joyner Note: Please sign exactly as name appears hereon. When shares are o o o held by joint owners, both should sign. When signing as an attorney, 08 Scott Kleinman o o o executor, administrator, trustee, guardian, or corporate officer, please 09 Brian Leach o o o give title as such. 10 Pauline Richards o o o 11 Marc Rowan o o o Address change/Comments: If you noted any Address Changes and/ 12 David Simon o o o 13 Lynn Swann o o o or Comments, please mark box. o 14 Patrick Toomey o o o 15 James Zelter o o o Proposal 2: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. FOR?o?AGAINST?o?ABSTAIN o CONTROL NUMBER FOLD HERE